SUB-ACCOUNTING AND ADMINISTRATIVE SERVICES AGREEMENT

This Sub-Accounting And Administrative Services Agreement is made as of November 7, 2014 ("Effective Date") by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM"), Quasar Distributors, LLC ("Quasar") and Trust for Advised Portfolios (the "Investment Company") on its own behalf and on behalf of each series of the Investment Company contained on Schedule B (each a "Fund"). Capitalized terms, and certain noncapitalized terms, not otherwise defined shall have the meanings set forth in Schedule A. The term "Agreement" shall mean this Sub-Accounting And Administrative Services Agreement as constituted on the Effective Date, and thereafter as it may be amended from time to time as provided for herein.

WHEREAS, the Investment Company is registered under the 1940 Act as an open-end management investment company, and is authorized to issue shares of beneficial interest in separate series, with each series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, Quasar is registered under the 1934 Act as a broker-dealer and is the principal underwriter of the Funds ("Selling Agent"); and

WHEREAS, Quasar has entered into a Dealer Agreement ("PFS Dealer Agreement") with PFS Investments, Inc. ("PFS") pursuant to which PFS makes available to its customers through Quasar certain classes of shares of the Funds ("Shares"); and

WHEREAS, for the convenience of its customers, PFS is the record owner of Shares beneficially owned by its customers and maintains one or more omnibus accounts representing multiple shareholders in each of the Funds with U.S. Bancorp Fund Services, LLC, the Funds' transfer agent ("USBFS"), on the transfer agent recordkeeping system of USBFS ("USBFS System");

WHEREAS, Quasar and the Investment Company desire to retain BNYM to perform certain sub-transfer and dividend disbursing agent, recordkeeping, shareholder administration, and other administrative services for PFS's brokerage and advisory clients who beneficially own Shares though a brokerage or advisory account;

WHEREAS, simultaneously with the execution of this Agreement, BNYM and the Investment Company, on its own behalf and on behalf of each Fund, are entering into that certain Transfer Agency And Shareholder Services Agreement, dated as of the same date as this Agreement ("TA Agreement"), providing for BNYM to provide transfer agency and related services to the Funds, both respect to shareholder accounts of the Funds maintained on the FSR processing and recordkeeping system of BNYM ("FSR Accounts") and shareholder accounts of the Funds maintained on the SuRPAS processing and recordkeeping system of BNYM which constitute subaccounts of omnibus FSR Accounts registered in the name of PFS or its nominee ("SuRPAS Accounts"), from the closing of the reorganization transaction described in the TA Agreement until the deconversion of the FSR Accounts from the FSR processing and recordkeeping system of BNYM to the USBFS System ("FSR Account Deconversion"); and

WHEREAS, the parties hereto intend that BNYM commence providing the services hereunder to the SuRPAS Accounts, and the Fund becomes obligated to pay the Fees provided for herein, immediately upon and simultaneously with the termination of BNYM's services to the SuRPAS Accounts under the TA Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the sufficiency of which is hereby acknowledged, each Fund, Quasar and BNYM, intending to be legally bound, hereby agree to the statements made in the preceding paragraphs and as follows:

1.           Appointment.

(a)           The Investment Company hereby appoints BNYM to serve as sub-transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund and BNYM accepts such appointments and agrees in connection with such appointments to furnish the services expressly set forth in Section 3. BNYM shall be under no duty to provide any service to or on behalf of the Fund except as specifically set forth in Section 3 or as BNYM and the Fund may specifically agree in a written amendment hereto. BNYM shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by the Fund or by any other third party service provider not engaged by BNYM.

(b)           BNYM shall endeavor in good faith to provide the same nature, quality, level, and extent of services to the Funds hereunder as under the TA Agreement but expressly disclaims any representations, warranties or covenants with respect to the foregoing and BNYM has no liability of any nature to a Fund or any person claiming through a Fund under this provision.

2.           Records; Visits.  The books and records pertaining to the Fund required by the Securities Laws which are in the possession or under the control of BNYM shall be the property of the Fund. Upon the reasonable request of the Fund, BNYM shall provide Authorized Persons with (i) access to such books and records during BNYM's normal business hours, and (ii) copies of any such books and records at the Fund's expense.

3.           Services.  BNYM shall commence furnishing the services provided for in this Section 3 as of 11:59 PM on the date that the FSR Account Deconversion is completed, as that date is determined in accordance with the terms of the TA Agreement:

(a)	General Services.

(1)           Services to be provided on an ongoing basis to the extent applicable to a particular Fund:

(i)	Calculate Rule 12b-1 payments;

(ii)	Maintain shareholder registrations;

(iii)	Review new applications and correspond with shareholders to complete or correct information;

(iv)	Direct payment processing of checks or wires;

(v)	Prepare and certify shareholder lists in conjunction with proxy solicitations;

(vi)	Countersign share certificates (form of certificate to be provided by Fund);

(vii)	Prepare and mail to shareholders confirmation of activity;

(viii)	Solely with respect to the SuRPAS Accounts: provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

(ix)	Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with BNYM;

(x)	Provide periodic shareholder lists and statistics to the Fund;

(xi)	Provide detailed data for underwriter/broker confirmations;

(xii)	Prepare periodic mailing of year-end tax and statement information;

(xiii)	Notify on a timely basis the Fund's investment adviser, accounting agent, and custodian ("Fund Custodian") of Share activity;

(xiv)	Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;

(xv)          Accept and post daily Share purchases and redemptions;

(xvi)	Accept, post and perform shareholder transfers and exchanges;

(xvii)	Issue and cancel certificates (when requested in writing by the shareholder); and

(xviii)	Remediation Services, as required; and

(xviii)	Perform certain administrative and ministerial duties relating to opening, maintaining and processing transactions for shareholders or financial intermediaries that trade shares through the NSCC.

(2)           Purchase of Shares.  BNYM shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

(i)	A purchase order in completed proper form;

(ii)	Proper information to establish a shareholder account; and

(iii)	Confirmation of receipt or crediting of funds for such order to the Fund Custodian.

(3)           Redemption of Shares. BNYM shall process requests to redeem Shares as follows:

(i)
All requests to transfer or redeem Shares and payment therefor shall be made in accordance with the Fund's prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as BNYM reasonably may deem necessary.

(ii)
BNYM reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine and that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal to process transfers or redemptions which BNYM, in its reasonable judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

(iii)
When Shares are redeemed, BNYM shall deliver to the Fund Custodian and the Fund or its designee a notification setting forth the number of Shares redeemed.  Such redeemed Shares shall be reflected on appropriate accounts maintained by BNYM reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

(iv)
BNYM shall, upon receipt of the monies provided to it by the Fund Custodian for the redemption of Shares, pay such monies as are received from the Fund Custodian, all in accordance with the procedures established from time to time between BNYM and the Fund.

(v)
BNYM shall not process or effect any redemption requests with respect to Shares of the Fund after receipt by BNYM or its agent of notification of the suspension of the determination of the net asset value of the Fund.

(4)           Dividends and Distributions.  Upon receipt by BNYM of Written Instructions containing all requisite information that may be reasonably requested by BNYM, including payment directions and authorization, BNYM shall issue Shares in payment of the dividend or distribution, or, upon shareholder election, pay such dividend or distribution in cash, if provided for in the Fund's prospectus.  If requested by BNYM, the Fund shall furnish a certified resolution of the Investment Company’s Board of Trustees declaring and authorizing the payment of a dividend or other distribution but BNYM shall have no duty to request such.  Issuance of Shares or payment of a dividend or distribution as provided for in this Section 3(a)(4), as well as payments upon redemption as described in Section 3(a)(3), shall be made after deduction and payment of any and all amounts required to be withheld in accordance with any applicable tax laws or other laws, rules or regulations.  BNYM shall (i) mail to Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation; and (ii) prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends by the Fund paid to its shareholders (above threshold amounts stipulated by applicable law) as required by tax or other laws, rules or regulations; provided, however, notwithstanding the foregoing and notwithstanding any other provision of this Section 3(a)(4) or this Agreement, and for clarification: (A) BNYM's exclusive obligations with respect to any written statement that Section 19(a) of the 1940 Act may require to be issued with respect to the Fund ("19(a) Statement") shall be, upon receipt of specific Written Instructions to such effect, to receive from the Fund the text which is to be printed on the 19(a) Statement, to print such text on appropriate paper stock and to mail such document to shareholders, and (B) BNYM's sole obligation with respect to any dividend or distribution that Section 19(a) of the 1940 Act may require be accompanied by a 19(a) Statement shall be to perform only the conduct expressly directed by this Section 3(a)(4) and shall expressly exclude any duty associated with any determination of the appropriateness of, or the drafting or other preparation of the text to be printed on, a 19(a) Statement.

(5)           Shareholder Account Services.  BNYM may arrange, in accordance with the prospectus:

(i)	for issuance of Shares obtained through:

(A)	Any pre-authorized check plan; and
(B)	Direct purchases through broker wire orders, checks and applications.

(ii)	for a shareholder's:

(A)	Exchange of Shares for shares of another fund with which the Fund has exchange privileges;
(B)	Automatic redemption from an account where that shareholder participates in an automatic redemption plan; and/or
(C)	Redemption of Shares from an account with a checkwriting privilege.

(6)           Communications to Shareholders.  BNYM shall mail the documents listed below to Fund shareholders, subject in the case of clause (i) below to the receipt of Written Instructions reasonably satisfactory to BNYM, and BNYM shall mail any other documents to Fund shareholders reasonably requested by the Fund in Written Instructions:

(i)	Reports to shareholders;
(ii)	Confirmations of purchases and sales of Fund shares;
(iii)	Monthly or quarterly statements;
(iv)	Dividend and distribution notices; and

(v)	Tax form information.

(7)           Records.  BNYM shall maintain records of the accounts for each shareholder showing the following information to the extent received by BNYM:

(i)	Name, address and United States Tax Identification or Social Security number;
(ii)	Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;
(iii)	Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;
(iv)	Any stop or restraining order placed against a shareholder's account;
(v)	Any correspondence relating to the current maintenance of a shareholder's account;
(vi)	Information with respect to withholdings; and
(vii)	Any information required in order for BNYM to perform any calculations required by this Agreement.

(8)           Lost or Stolen Certificates.  BNYM shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation.  A new certificate shall be registered and issued only upon:

(i)	The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by BNYM; and

(ii)	Completion of a release and indemnification agreement signed by the shareholder to protect BNYM and its affiliates.

(9)           Shareholder Inspection of Stock Records.  Upon a request from any Fund shareholder to inspect stock records, BNYM will notify the Fund and the Fund will issue instructions granting or denying each such request.  Unless BNYM has acted contrary to the Fund's instructions, the Fund agrees to and does hereby release BNYM from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

(10)           Withdrawal of Shares and Cancellation of Certificates.  Upon receipt of Written Instructions, BNYM shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(11)           Lost Shareholders.

(A)           BNYM shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the "Lost Shareholder Rule"), including, but not limited to, those set forth below.

(i)	documentation of search policies and procedures;
(ii)	execution of required searches;
(iii)	tracking results and maintaining data sufficient to comply with the Lost Shareholder Rule; and
(iv)	preparation and submission of data required under the Lost Shareholder Rule.

(B)           For purposes of clarification: Section 3(a)(11)(A) does not obligate BNYM to perform the services described therein for broker-controlled accounts, omnibus accounts and similar accounts with respect to which BNYM does not receive or maintain information which would permit it to determine whether the account owner is a "lost securityholder", as that term is defined in the Lost Shareholder Rule.

(12)	Tax Advantaged Accounts.

(A)	Certain definitions:

(i)	"Eligible Assets" means shares of the Fund and such other assets as the Fund and BNYM may mutually agree.

(ii)	"Participant" means a beneficial owner of a Custodied Account.

(iii)	"Custodied Account" means a Tax Advantaged Account with respect to which the Custodian serves as the custodian.

(iv)
"Tax Advantaged Account" means (A) any of the following accounts: (i) a Traditional, SEP, Roth, or SIMPLE individual retirement account within the meaning of Section 408 of the Code, and (ii) a Coverdell educational savings account within the meaning of Section 530 of the Code; (B) which is facilitated or sponsored by the Fund (or affiliates of the Fund's investment advisor or management company and approved by the Fund) and with respect to which the contributions of Participants are used to purchase or invest solely in Eligible Assets.

(B)           In addition to appropriate services provided to a Custodied Account and Participants in accordance with other provisions of Section 3(a), BNYM shall provide the following administrative services to the extent the particular administrative service is appropriate under the Code, subject to applicable terms and conditions of the Code, this Agreement, Written Procedures, Account Documentation and the Fund's prospectus:

(i)
Upon receipt of a properly completed application for a Custodied Account, establish a Custodied Account in one or more Funds, as appropriate, and maintain the Custodied Account thereafter in accordance with this Agreement;

(ii)
Process instructions received in good order regarding contributions, including using contribution payments actually received to purchase appropriate Eligible Assets, and keep appropriate records of contributions for tax reporting purposes;

(iii)
Effect instructions for distributions received in good order and establish and maintain a record of the types and reasons for distributions (e.g., attainment of age 59-1/2, disability, death, return of excess contributions);

(iv)	Send blank designation of beneficiary forms to Participants and process designation of beneficiary forms completed and received from Participants in good order;

(v)
Process instructions received in good order for exchanges of Shares, rollovers, direct rollovers, conversions, reconversions, recharacterizations, return of excess contributions and transfers of assets (or the proceeds of liquidated assets) to a successor custodian or successor trustee;

(vi)	Upon receipt in good order of a notification of the death of a Participant, process transfers and distributions in accordance with instructions received in good order;

(vii)
Prepare any annual reports or returns required to be prepared and/or filed by a custodian of Tax Advantaged Accounts, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the Internal Revenue Service and provide same to the Participant or Participant's beneficiary, as applicable;

(viii)	Perform applicable federal withholding and send to the Participant or Participant's beneficiary, as applicable, an annual TEFRA notice regarding required federal tax withholding; and

(ix)
Upon the receipt after the Service Effective Date of a request to open a Custodied Account, BNYM shall provide appropriate Account Documentation (as defined below) to open the Custodied Account and thereafter as necessary to maintain the Custodied Account in compliance with the Code; and

(x)	BNYM shall maintain the Account Documentation in compliance with applicable provisions of the Code.

(C)           BNYM shall arrange for BNYM Trust, BNY Mellon Bank or other qualified institution (which may be an Affiliate of BNYM) to serve as custodian for the Tax Advantaged Accounts.  The institution serving as custodian pursuant to the foregoing authorization is referred to herein as the "Custodian".  In consideration for such service and the services of the Custodian, the Fund agrees as follows:

(i)
Subject to Section 3(a)(12)(C)(vi) below, the Fund will provide at least sixty (60) days' advance written notice to BNYM, the Custodian and Participants in connection with a Fund liquidation or any other event or circumstance or act or course of conduct involving the Fund or assets held in a Custodied Account that would result in an involuntary liquidation of any asset held in a Custodied Account or would otherwise materially affect the Custodied Account, its operation, the rights or obligations of a Participant, any asset in a Custodied Account or the terms or provisions of a Custodied Account ("Material Event"), regardless of whether the Material Event was or was not described in an amendment to the Fund's prospectus or statement of additional information, and reimburse BNYM and the Custodian for all reasonable costs, including costs of legal counsel, incurred in determining, in consideration of the Material Event, an appropriate course of conduct under the law, including the Code, and under agreements with Participants and in implementing the course of conduct determined to be appropriate;

(ii)	The Fund, at its cost and expense, at the request of BNYM or the Custodian and in accordance with all applicable provisions of the Code, will:

(aa)
appoint and provide for a qualified successor custodian for all Custodied Accounts in the event this Agreement expires or is terminated or if any other event or circumstance occurs which constitutes commercially reasonable cause for the Custodian to resign as custodian of the Custodied Accounts or seek appointment of a successor custodian,

(bb)	provide for any interim custodial or transfer arrangements made appropriate by any of the circumstances governed by clause (aa),

(cc)	cause all Custodied Accounts and all assets in the Custodied Accounts to transfer to such successor or interim custodians; and

(dd)	notify appropriate parties of custodial resignations and appointments.

(iii)
The Fund, at its cost and expense, will, prior to the Services Effective Date or such later date as the Fund and BNYM may agree upon as the "Transfer Date" (which is hereby defined to mean the date custody of the Tax-Advantaged Accounts is transferred from a prior custodian or trustee to the Custodian and the conversion of the Tax-Favored Accounts from a prior service provider to BNYM System occurs), act in accordance with clause (aa), clause (bb) or a combination of clauses (aa) and (bb), pursuant to reasonable instructions received from BNYM or the Custodian:

(aa)
where it has the right to do so, unilaterally amend account documentation of Tax-Advantaged Accounts to conform such documentation in all material respects to the BNYM Account Documentation (as defined in clause (bb) immediately below) and communicate such amendments, or furnish such amended documentation, to account owners; and

(bb)
require Participants and "Related Parties" (which is hereby defined to mean all employers, advisors or other parties involved in any manner in the creation, sponsorship or administration of Custodied Accounts or their relevant plans or involved in any other capacity with Custodied Accounts or their relevant plans) to adopt, execute or otherwise agree to "BNYM Account Documentation" (which is hereby defined to mean disclosure documents, custodial agreements, account agreements and such other forms, agreements and materials which BNYM reasonably determines to be appropriate for the establishment and administration of the Custodied Accounts or relevant plans under applicable law, including the Code, or for performance of the services provided by BNYM or the Custodian).

BNYM shall not be obligated to convert to the BNYM System, or provide a Custodian for, any Tax-Advantaged Accounts of the Fund which BNYM determines are not bound by BNYM Account Documentation or by account documentation substantially similar in all material respects with the Account Documentation.

(iv)
Subsequent to the Transfer Date, at its cost and expense, the Fund will provide to persons applying to become a Participant or a Related Party, all BNYM Account Documentation that BNYM or the Custodian has most recently designated as the current version of the BNYM Account Documentation , including without limitation all privacy notices of BNYM and the Custodian, obtain the signature of all such persons on the appropriate BNYM Account Documentation, and, to the extent requested by BNYM, furnish a copy of the executed BNYM Account Documentation to BNYM. The performance by BNYM and the Custodian of the respective obligations set forth in this Section 3(a)(12) subsequent to the Transfer Date shall be contingent upon the Fund's compliance with this Section 3(a)(12)(C)(iv) and the Fund shall upon the reasonable request of BNYM certify to its compliance with this Section 3(a)(12)(C)(iv) or otherwise verify or provide verification of its compliance with this Section 3(a)(12)(C)(iv).

(v)
Subsequent to the Transfer Date, in the event of changes to the BNYM Account Documentation or other need to communicate in writing with Participants or Related Parties: (aa) the Custodian may directly furnish new or revised BNYM Account Documentation and any other written notifications, materials and communications which it reasonably determines to be appropriate to its role as custodian ("Related Custodian Materials") to Participants and Related Parties at the Fund's cost and expense, payable upon being invoiced for same, or (bb) in lieu of the distribution method provided for in clause (aa) with respect to particular BNYM Account Documentation or Related Custodian Materials, the Fund will, at its cost and expense, upon the reasonable request of BNYM or the Custodian include such items in a Fund mailing of Fund materials.

(vi)
In connection with the Deconversion, BNYM will cause the Custodian to resign as the depositary custodian of the Custodied Accounts and the Fund will not be required to provide the notice otherwise required by Section 3(a)(12)((C)(i) in connection with such resignation, but in the event the period of time between the effective date of the Reorganizations and the Deconversion is insufficient to allow the Custodian reasonable time to communicate its resignation as Custodian to owners of the Custodied Accounts at least 30 days in advance of the Deconversion, any Loss incurred by BNYM in connection with such resignation will be indemnifiable under clause (b) of Section 12(a).

(D)           In consideration for BNYM or the Custodian furnishing any one or more of the services provided for in this Section 3(a)(12), the Fund shall pay to BNYM the related Fees and Reimbursable Expenses as set forth in the Fee Agreement.  The Fund may direct BNYM to collect such Fees and Reimbursable Expenses from the assets in relevant Tax Advantaged Accounts upon appropriate disclosure to Participants, but shall remain responsible for such Fees and Reimbursable Expenses to the extent it does not so direct BNYM or such amounts are not collectable from the Tax Advantaged Accounts.

(13)           Print Mail.  The Fund hereby engages BNYM as its exclusive print/mail service provider with respect to the print/mail items listed in the Fee Agreement at the fees set forth in the Fee Agreement.

 (14)           Legal Process.  In the event (i) BNYM directly receives a Legal Process Item (defined immediately below) that has been properly served, (ii) the Fund receives a Legal Process Item that has been properly served and delivers the Legal Process Item to BNYM, or (iii) the Fund accepts service of a Legal Process Item that has not been properly served and delivers the Legal Process Item to BNYM, then in each such case BNYM will within a commercially reasonable period following receipt of such Legal Process Item take such commercially reasonable actions as may be directed by the Legal Process Item, including without limitation furnishing information and documentation, redeeming Shares and disbursing the proceeds, and placing transactional restrictions on and removing transactional restrictions from accounts.  "Legal Process Item" means civil and criminal subpoenas, civil or criminal seizure or restraining orders, IRS and state tax authority civil or criminal notices including notices of lien or levy, writs of execution and other functionally equivalent legal process items directed at BNYM or the  Fund requiring that a particular action or actions be taken with respect to a current or former shareholder of a Fund or a Fund account of such a shareholder.  BNYM may in its reasonable discretion seek to limit or reduce by any reasonable means the scope and coverage of a Legal Process Item and seek extensions of the period to respond.

(15)           Unclaimed Property.  Notwithstanding the statement contained at the beginning of Section 3, BNYM will not provide unclaimed property filing or escheat services to the Fund.  In lieu thereof, the following provision shall apply:

(A)           Each Fund acknowledges and agrees that it is the holder of all property and assets in the accounts of its shareholders and in the Fund's Service Accounts ("UPL Property"), that the Fund is solely and exclusively responsible for determining the applicability to the  Fund and the UPL Property of the unclaimed property, abandoned property , escheat or similar laws, regulations or administrative provisions of all applicable legal jurisdictions ("Unclaimed Property Laws") and that, as between the Fund and BNYM, the Fund possesses the sole and exclusive responsibility to comply with all applicable Unclaimed Property Laws and BNYM possesses no such responsibility. As between BNYM and the Fund, the  Fund shall have the sole and exclusive obligation to sign reports, to sign letters, to communicate with government representatives, current and former shareholders and other appropriate third parties and otherwise to act in all manners on behalf of and in the name of the Fund with respect to Fund's compliance with the Unclaimed Property Laws.

(B)           Upon a request by the  Fund delivered to BNYM in Written Instructions at least 60 days in advance, BNYM agrees to provide the Fund with Standard Files (as defined immediately below) specifically requested by the  Fund for use in complying with applicable Unclaimed Property Laws ("UPL Instructions"). "Standard Files" means files that contain Fund data (i) that has been entered into and maintained in the BNYM System in the ordinary course of BNYM performing the services specifically listed in Section 3, and (ii) in a file format and with specifications that can be generated by the BNYM System as of the date of the request without modification to the BNYM System. BNYM shall deliver the Standard Files requested by the Fund in UPL Instructions to the Fund using the standard file transmission protocols it uses to provide other files to the Fund in the ordinary course of business unless the Fund provides clear and explicit directions to BNYM in the UPL Instructions, or other Written Instructions to deliver the Standard Files to a third party and such delivery does not require any modification to the BNYM System or any hardware or applications, APIs or other software utilized by BNYM for transmission of files to the Fund in the ordinary course of business. If in accordance with the foregoing the Fund requests that BNYM provide a file that is not a Standard File or transmit a file in any manner not then supported by BNYM, BNYM will consult with the Fund with respect to the modifications that would be required to the BNYM System and in the event the parties reach an agreement in writing regarding the business requirements, fees and other terms of the modification BNYM will use commercially reasonable efforts to develop and implement the agreed-upon modification. Any files generated in accordance with the modification will be included within the definition of Standard Files.

(C)           The Fund acknowledges and agrees that BNYM is acting strictly as its directed agent in connection with any instructions given by the Fund under this Section 3(a)(15), that BNYM has given no advice and makes no representations with respect to the Unclaimed Property Laws and that it will indemnify and defend BNYM in accordance with Section 12(a) for any Loss incurred due to the applicability of an Unclaimed Property Law to the Fund or UPL Property, including interest, fines, penalties and any other monetary obligation or remediation requirement, and BNYM shall have no liability to the Fund for Loss incurred by the Fund due to the applicability of an Unclaimed Property Law to the Fund or UPL Property.

(16)           Cost Basis Reporting.  In accordance with IRS Regulations, utilizing relevant information provided to BNYM in the ordinary course of performing the services provided for in the Agreement,  report cost basis information to shareholders on an average cost basis by tax year and Shares, except when the Shareholder requests such reporting to occur on another basis permitted by the Written Procedures;

(17)           FATCA.  Subject to the further provisions of this Section 3(a)(17) and to Sections 9(f) and 19(c), BNYM shall design and implement on behalf of the Fund procedures reasonably designed to assist a U.S. withholding agent (as that term is used in Section 1741(a) of the Code) or a foreign financial institution (as that term is used in Section 1741(b) of the Code) that meets and must continue to meet the requirements of Section 1741(b) of the Code in complying with Chapter 4 of Subtitle A, Sections 1471 through 1474, of the Code (commonly known as the Foreign Account Tax Compliance Act) and the regulations and other pronouncements of the IRS issued thereunder having the force of law, as in effect on the date of adoption of this provision and as may be amended from time to time ("FATCA"), including, without limitation, subject to such changes in FATCA as may occur from time to time, procedures that address required tax withholding, enhanced identification due diligence, solicitation and retention of appropriate validating documentation and waivers of statutory data protection provisions, remediation of accounts existing prior to July 1, 2014 and reporting to shareholders and the IRS ("FATCA Services"). The Fund is solely and exclusively responsible for determining the applicability to the Fund of FATCA, for determining the extent to which the FATCA Services assist the Fund in complying with FATCA, and for furnishing any supplementation or augmentation to the FATCA Services it determines to be appropriate (or entering into an amendment to this Agreement providing for BNYM to perform such supplementation or augmentation), and acknowledges that BNYM has given no advice and makes no representations with respect to such matters.

(b)           Anti-Money Laundering Program Services.  BNYM will perform one or more of the services described in subsections (1) through (7) of this Section 3(b) if requested by the Fund and the Fund agrees to pay the fees applicable to the service as set forth in the Fee Agreement ("AML Services").

(1)           Anti-Money Laundering.

(A)           BNYM will perform actions reasonably designed to assist the Fund in complying with Section 352 of the USA PATRIOT Act, as follows:  BNYM will: (i) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (ii) provide for independent testing, by an employee who is not responsible for the operation of BNYM's anti-money laundering ("AML") program or by an outside party, for compliance with BNYM's written AML policies and procedures; (iii) designate a person or persons responsible for implementing and monitoring the operation and internal controls of BNYM's AML program; and (iv) provide ongoing training of BNYM personnel relating to the prevention of money-laundering activities.

(B)           BNYM will provide to the Fund:

(i)	a copy of BNYM's written AML policies and procedures, or, alternatively, access to such policies and procedures at a BNYM website;
(ii)	a copy of the report prepared by independent accountants covering the independent accountants' examination of BNYM's AML controls and control objectives; and
(iii)           a summary of the AML training provided for appropriate BNYM personnel.

(C)           Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(1) relates solely to Fund compliance with Section 352 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(2)           Foreign Account Due Diligence.

(A)           To assist the Fund in complying with requirements regarding a due diligence program for "foreign financial institution" accounts in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 312 of the USA PATRIOT Act ("FFI Regulations"), BNYM will do the following:

(i)
Implement and operate a due diligence program that includes appropriate, specific, risk-based policies, procedures and controls that are reasonably designed to enable the Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account established, maintained, administered or managed by the Fund for a "foreign financial institution" (as defined in 31 CFR 1010.605(f))("Foreign Financial Institution");

(ii)	Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with new accounts and account maintenance;

(iii)
Assess the money laundering risk presented by each such Foreign Financial Institution account, based on a consideration of all appropriate relevant factors (as generally outlined in 31 CFR 1010.610), and assign a risk category to each such Foreign Financial Institution account;

(iv)
Apply risk-based procedures and controls to each such Foreign Financial Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial Institution account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;

(v)	Include procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account;

(vi)	Adopt and operate enhanced due diligence policies for certain Foreign Financial Institution accounts in compliance with 31 CFR 1010.610(b);

(vii)	Record due diligence program and maintain due diligence records relating to Foreign Financial Institution accounts; and

(viii)        Report to the Fund about measures taken under (i)-(vii) above.

(B)           Nothing in Section 3(b)(2) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the FFI Regulations.

(C)           Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(2) relates solely to Fund compliance with Section 312 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(3)           Customer Identification Program.

(A)           To assist the Fund in complying with requirements regarding a customer identification program in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 326 of the USA PATRIOT Act ("CIP Regulations"), BNYM will do the following:

(i)
Implement procedures which require that prior to establishing a new account in the Fund BNYM obtain the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the "Data Elements") for the "Customer" (defined for purposes of this Agreement as provided in 31 CFR 1024.100(c)) associated with the new account.

(ii)
Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened.  Methods of verification may consist of non-documentary methods (for which BNYM may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 1024.220), and may include procedures under which BNYM personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

(iii)	Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 1024.220(a)(3).

(iv)	Regularly report to the Fund about measures taken under (i)-(iii) above.

(v)
If BNYM provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, BNYM will work with the Fund to notify prospective Customers, consistent with 31 CFR 1024.220(a)(5), about the program conducted by the Fund in accordance with the CIP Regulations.

(B)           Nothing in Section 3(b)(3) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the CIP Regulations, including by way of illustration not limitation the collection of Data Elements or verification of identity for individuals opening Fund accounts through financial intermediaries which use the facilities of the National Securities Clearing Corporation.

(4)           FinCEN Requests Under USA PATRIOT Act Section 314(a).  BNYM will provide the services set forth in this Section 3(b)(4) with respect to FinCEN Section 314(a) information requests ("Information Requests") received by the Fund. Upon receipt by BNYM of an Information Request delivered by the Fund in full compliance with all 314(a) Procedures (as defined below), BNYM will compare appropriate information contained in the Information Request against relevant information contained in account records maintained for the Fund. Information relating to potential matches resulting from these comparisons, after review by BNYM for quality assurance purposes ("Comparison Results"), will be made available to the

Fund in a timely manner.  In addition, a potential match will be analyzed by BNYM in conjunction with other relevant activity contained in records for the particular relevant account, and if, after such analysis, BNYM determines that further investigation is warranted because the activity might constitute "suspicious activity", as that term is used for purposes of the USA PATRIOT Act, then BNYM will deliver a suspicious activity referral to the Fund. BNYM shall have no responsibility for filing reports with FinCEN that may be appropriate based on the Comparison Results or a referral.  Such responsibility, as between the Fund and BNYM, shall remain with the Fund exclusively.  "314(a) Procedures" means the procedures adopted from time to time by BNYM governing the delivery and processing of Information Requests transmitted by BNYM's clients to BNYM, including without limitation requirements governing the timeliness, content, completeness, format and mode of transmissions to BNYM.

(5)	U.S. Government List Matching Services.

(A)           BNYM will compare Appropriate List Matching Data (as defined in subsection (C) below) contained in BNYM databases which are maintained for the Fund pursuant to this Agreement ("Fund Data") to "U.S. Government Lists", which is hereby defined to mean the following:

(i)
data promulgated in connection with the list of Specially Designated Nationals published by the Office of Foreign Asset Control of the U.S. Department of the Treasury ("OFAC") and any other sanctions lists or programs administered by OFAC to the extent such lists or programs remain operative and applicable to the Fund ("OFAC Lists");

(ii)	data promulgated in connection with the published Financial Action Task Force lists ("FATF Lists");

(iii)
data promulgated in connection with determinations by the Director (the "Director") of the Financial Crimes Enforcement Network of the U.S. Department of the Treasury that a foreign jurisdiction, institution, class of transactions, type of account or other matter is a primary money laundering concern ("PMLC Determination"); and

(iv)
data promulgated in connection with any other lists, programs or determinations (A) which BNYM determines to be substantially similar in purpose to any of the foregoing lists, programs or determinations, or (B) which BNYM and the Fund agree in writing to add to the service described in this subsection (a).

(B)           In the event that following a comparison of Fund Data to a U.S. Government List as described in subsection (a) BNYM determines that any Fund Data constitutes a "match" with the U.S. Government List in accordance with the criteria applicable to the particular U.S. Government List, BNYM:

(i)	will notify the Fund of such match;

(ii)	will send any other notifications required by applicable law or regulation by virtue of the match;

(iii)
if a match to an OFAC List, will to the extent required by applicable law or regulation assist the Fund in taking appropriate steps to block any transactions or attempted transactions to the extent such action may be required by applicable law or regulation;

(iv)
if a match to the FATF Lists or a PMLC Determination, will to the extent required by applicable law or regulation conduct a suspicious activity review of accounts related to the match and if suspicious activity is detected will deliver a suspicious activity referral to the Fund;

(v)	if a match to a PMLC Determination, will assist the Fund in taking the appropriate special measures imposed by the Director; and

(vi)	will assist the Fund in taking any other appropriate actions required by applicable law or regulation.

(C)           "Appropriate List Matching Data" means (i) account registration and alternate payee data, to the extent made appropriate by statutes, rules or regulations governing the U.S. Government Lists, (ii) data determined by BNYM in light of statutes, rules or regulations governing the U.S. Government Lists to be necessary to provide the services described in this Section 3(b)(5), and (iii) data the parties agree in writing to be necessary to provide the services described in this Section 3(b)(5).

(D)           BNYM may fulfill its obligations under this Section 3(b)(5) by utilizing commercially available lists that contain the data promulgated as the U.S. Government Lists, whether such lists consist of data exclusive to one U.S. Government List or of data representing a combination of several watch lists, including several U.S. Government Lists.

(6)           Legal Process SAR Referral.  Upon the conclusion of the legal process service described in Section 3(a)(14), BNYM will review the Legal Process Item and other pertinent account records to determine whether such information reasonably indicates "suspicious activity" has occurred, and if it determines suspicious activity has occurred deliver a suspicious activity referral to the Fund.

(7)           Suspicious Activity Monitoring.  BNYM as agent of the Fund will engage in a commercially reasonable monitoring of activities occurring with respect to the Fund during BNYM's performance of transaction processing and recordkeeping services and if in the course of such monitoring it determines that any of such activities could indicate the existence of suspicious activity and that an investigation of the potential suspicious activity is warranted, then BNYM will deliver a suspicious activity referral to the Fund.

(8)           BNYM agrees to permit governmental authorities with jurisdiction over the Fund to conduct examinations of the operations and records relating to the services performed by BNYM under this Section 3(b) upon reasonable advance request and during normal business hours and to furnish copies at the Fund's cost and expense of information reasonably requested by the Fund or such authorities and relevant to the services.

(9)           For purposes of clarification: All Written Procedures relating to the services performed by BNYM pursuant to this Section 3(b) and any information, written matters or other recorded materials relating to such services and maintained by BNYM shall constitute Confidential Information of BNYM, except to the extent, if any, such materials constitute Fund records under the Securities Laws.

(10)           The Fund is solely and exclusively responsible for determining the applicability to the Fund of the Bank Secrecy Act, the USA PATRIOT Act, regulations of FinCEN, and all other laws and regulations, as they may be constituted from time to time ("Fund AML Laws"), for complying with the Fund AML Laws, for determining the extent to which the AML Services assist the Fund in complying with the Fund AML Laws, and for furnishing any supplementation or augmentation to the AML Services it determines to be appropriate, and acknowledges that BNYM has given no advice and makes no representations with respect to such matters.  Section 3(b) of the Agreement shall not be construed to impose on BNYM any obligation other than to engage in the specific course of conduct specified by the provisions therein, and in particular shall not be construed to impose any other obligation on BNYM to design, develop, implement, administer, or otherwise manage compliance activities of the Fund. The services provided pursuant to this Section 3(b) may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the relevant requirements of the Fund AML Laws and the description of services contained in Section 3 shall be deemed revised accordingly without written amendment pursuant to Section 16(a).  BNYM shall provide to the Fund for its review notice of the nature or content of any such changes that BNYM reasonably believes the Fund should be informed about and consult with the Fund to the extent requested by the Fund due to any responsibilities of the nature described in the first sentence of this Section 3(b)(10).

(c)           Red Flags Services.

(1)           The provisions of this Section 3(c) (the "Red Flags Section") shall apply in the event the Fund elects to receive the "Red Flags Services", which are hereby defined to mean the following services:

(i)
BNYM will maintain written controls reasonably designed to detect the occurrence of Red Flags (as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through BNYM with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through BNYM by Covered Persons (as defined below) in Covered Accounts (as defined below).  Such controls, as they may be revised from time to time hereunder, are referred to herein as the "Controls".  Solely for purposes of the Red Flags Section, the capitalized terms below will have the respective meaning ascribed to each:

(A)
"Red Flag" means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft (as defined below) affecting a Registered Owner (as defined below) or a Covered Person.

(B)	"Identity Theft" means a fraud committed or attempted using the identifying information of another person without authority.

(C)	"Registered Owner" means the owner of record of a Direct Account on the books and records of the Fund maintained by BNYM as registrar of the Fund (the "Fund Registry").

(D)	"Covered Person" means the owner of record of a Covered Account on the Fund Registry.

(E)
"Direct Account" means an Account established directly with and through BNYM as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through BNYM.

(F)
"Covered Account" means an Account established by a financial intermediary for another as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Fund shares directly with and through BNYM.

(G)
"Account" means (1) an account holding Fund Shares with respect to which a natural person is the owner of record, and (2) any other account holding Fund Shares with respect to which there is a reasonably foreseeable risk to the particular account owner's customers from identity theft, including financial, operational, compliance, reputation, or litigation risks.

(ii)	BNYM will provide the Fund with a printed copy of or Internet viewing access to the Controls.

(iii)
BNYM will notify the Fund of Red Flags which it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or Covered Person ("Possible Identity Theft") and assist the Fund in determining the appropriate response of the Fund to the Possible Identity Theft.

(iv)
BNYM will (A) engage an independent auditing firm or other similar firm of independent examiners to conduct an annual examination of the Controls and issue a report on the results of the examination (the "Examination Report"), and (B) furnish a copy of the Examination Report to the Fund; and

(v)
Upon the Funds’ reasonable request on not more than a quarterly basis, issue a certification in a form determined to be appropriate by BNYM in its reasonable discretion, certifying to BNYM's continuing compliance with the Controls after the date of the most recent Examination Report.

(2)           The Fund agrees it is responsible for complying with and determining the applicability to the Fund of Section 615(e) of the Fair Credit Reporting Act of 1970, as amended, and regulations promulgated thereunder by the SEC or other applicable federal agency (the "Red Flags Requirements"), for determining the extent to which the Red Flags Services assist the Fund in complying with the Red Flags Requirements, and for furnishing any supplementation or augmentation to the Red Flags Services it determines to be appropriate, and that BNYM has given no advice and makes no representations with respect to such matters.  This Red Flags Section shall not be interpreted in any manner which imposes a duty on BNYM to act on behalf of the Fund or otherwise, including any duty to take any action upon the occurrence of a Red Flag, other than as expressly provided for in this Red Flags Section.  The Controls and the Red Flags Services may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the Red Flags Requirements, as they may be constituted from time to time. BNYM shall provide to the Fund for its review notice of the nature or content of any such change that it reasonably believes the Fund should be informed about and consult with the Fund to the extent requested by the Fund due to any responsibilities of the nature described in the first sentence of this Section 3(c)(2).

(d)           Rule 38a-1 Program.  If the Fund elects to receive this service by agreeing to pay the related  Fee in the Fee Agreement:

BNYM will maintain written policies and procedures reasonably designed to prevent violations by BNYM of the Federal Securities Laws, as that term is defined in Rule 38a-1, adopted by the SEC under the 1940 Act ("Rule 38a-1").  BNYM will provide the Fund with access to the Rule 38a-1 policies and procedures and will provide such explanations of the Rule 38a-1 policies and procedures as the Fund may reasonably request.  BNYM reserves the right to amend and update its Rule 38a-1 policies and procedures in order to address changing regulatory and industry developments, and will notify the Fund of any such changes in a timely manner.

4.           Confidentiality.

(a)           Each party shall keep the Confidential Information (as defined in subsection (b) below) of the other party in confidence and will not use or disclose or allow access to or use of such Confidential Information except in connection with the activities contemplated by this Agreement or as otherwise expressly agreed in writing. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party.  In complying with the first sentence of this subsection (a), each party will use the same degree of care it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care.

(b)           Subject to the exceptions, qualifications and other terms of subsections (c) and (d) below, "Confidential Information" means (i) this Agreement and its contents, all compensation agreements, arrangements and understandings (including waivers) respecting this Agreement, disputes pertaining to the Agreement, and information about a party's exercise of rights hereunder, performance of obligations hereunder or other conduct of a party in connection with the Agreement, (ii) information and data of, owned by or about a disclosing party or its affiliates, customers, or subcontractors that may be provided to the other party or become known to the other party in the course of the relationship established by this Agreement, regardless of form or content, including but not limited to (A) competitively sensitive material, and not generally known to the public, including, but not limited to, studies, plans, reports, surveys, summaries, documentation and analyses, regardless of form, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or BNYM, their respective subsidiaries and Affiliates and the customers, clients and suppliers of any of them; (B) scientific, technical or technological information, a design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or BNYM a competitive advantage over its competitors; (C) a confidential or proprietary concept, documentation, report, data, specification, computer software, source code, object code, flow chart, database, invention, know how, trade secret, whether or not patentable or copyrightable; (D) information related to security, disaster recovery, business continuity and any other operational plans, procedures, practices and protocols; and (E) anything designated as confidential, and (iii) to any extent not included within clause (i) or clause (ii) above, with respect to BNYM, the Proprietary Items (as defined in Schedule C), any information within the BNYM System accessed by the Fund that is not Company Data (as defined in Schedule C) or any information provided by BNYM from within the BNYM System that is not Company Data.

(c)  Information or data that would otherwise constitute Confidential Information under subsection (b) above shall not constitute Confidential Information to the extent it:

(i)	is already known to the receiving party at the time it is obtained;
(ii)	is or becomes publicly known or available through no wrongful act of the receiving party;
(iii)	is rightfully received from a third party who, to the receiving party's knowledge, is not under a duty of confidentiality;
(iv)	is released by the protected party to a third party without restriction; or
(v)	has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

(d)           Confidential Information of a disclosing party may be used or disclosed by the receiving party in the circumstances set forth below but except for such permitted use or disclosure shall remain Confidential Information subject to all applicable terms of this Agreement:

(i)	in connection with activities contemplated by this Agreement;

(ii)
as required by law or regulation or pursuant to a court order, subpoena, order or request of a governmental or regulatory or self-regulatory authority or agency, or binding discovery request in pending litigation (provided the receiving party will provide the other party written notice of such requirement or request, to the extent such notice is permitted, and subject to proper jurisdiction, if applicable);

(iii)
in connection with inquiries, examinations, audits or other reviews by a governmental, regulatory or self-regulatory authority or agency, audits by independent auditors or accountants or requests for advice or opinions from counsel; or

(iv)	the information or data is relevant and material to any claim or cause of action between the parties or the defense of any claim or cause of action asserted against the receiving party.

(e)           Subject to the exceptions in (d), each party agrees not to publicly disseminate, broadcast or release Confidential Information of the other party or mutual Confidential Information even if such action otherwise could be construed to be permitted by other provisions of this Section 4.

(f)           The provisions of this Section 4 shall survive termination of this Agreement for a period of three (3) years after such termination.

5.           Privacy.  Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except disclosures in connection with carrying out the services set forth in this Agreement or as otherwise permitted by law or regulation.  BNYM agrees to implement and maintain appropriate security measures to protect "personal information", as that term is defined in 201 CMR 17.00: Standards For The Protection Of Personal Information Of Residents Of The Commonwealth ("Massachusetts Privacy Regulation"), consistent with the Massachusetts Privacy Regulation and any applicable federal regulations.  BNYM will implement and maintain a comprehensive information security program with written policies and procedures reasonably designed to protect the confidentiality and integrity of the  non-public personal information of the Fund's current and former shareholders.  The information security program will contain administrative, technical and physical safeguards reasonably designed to: (i) ensure the security and confidentiality of such information; (ii) protect against any anticipated threats or hazards to the security or integrity of such information; (iii) protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to individuals, and (iv) ensure appropriate disposal of such information.

6.           Cooperation with Accountants.  BNYM shall cooperate with the independent public accountants for the Fund and shall take commercially reasonable measures to furnish or to make available to such accountants information relating to this Agreement and BNYM's performance of the obligations hereunder as requested by such accountants and necessary for the expression of their opinion.

7.           Ownership Rights.    Ownership rights with respect to property utilized in connection with the parties' use of the BNYM System shall be governed by applicable provisions of Schedule C.

8.           Disaster Recovery.

(a)           BNYM shall maintain or arrange with third parties for back-up facilities ("Back-Up Facilities") to the primary operations and data centers used by BNYM to provide the services ("Primary Facilities").  The Back-Up Facilities will be capable of providing the services in the event an incident to the Primary Facilities significantly interrupts the delivery of a significant service. In the event of equipment failures, BNYM shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions, including using the Back-Up Facilities where appropriate. BNYM shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by the intentional misconduct, recklessness or negligence of BNYM in the performance of its duties under this Agreement.

(b)           BNYM shall either itself or through third party agreements make reasonable provisions for periodic backup of computer files and data with respect to the Fund and emergency use of electronic data processing equipment.  In the event of equipment failures, BNYM shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions.

(c)           BNYM shall: (i) maintain a comprehensive business recovery plan that: (A) is not less protective than the plan described in any executive summary provided to the Fund by BNYM prior to the execution of this Agreement; and (B) provides for sufficient recovery of its back office and administrative operations to enable BNYM within such period as may be agreed upon in writing between the parties after any event necessitating the use of such plan to fulfill its obligations under this Agreement; provided, however, without such agreement BNYM will endeavor to achieve a recovery time objective reasonably appropriate for the interrupted service (a recovery time objective is tested and validated, but it should be noted that there is no guarantee that facilities, operations or services can be recovered in any given time frame due to the unpredictable nature of events, such as a force majeure event), and (ii) test such business recovery plan no less frequently than annually and upon request, BNYM will provide the Fund with an executive summary of the results of such tests and an executive summary of any plans for remediation. BNYM has provided the Fund with an executive summary of BNYM’s business recovery plan, and upon request, BNYM shall provide the Fund with an executive summary that describes BNYM’s business recovery plan as in effect from time to time. BNYM shall maintain, at a location other than the Data Center, appropriate redundant facilities for operational backup in the event of a power failure, disaster or other interruption that requires implementation of the business recovery plan. BNYM shall back-up the Fund's records maintained by BNYM, and shall store the backup records in a secure manner at the Back-Up Site, so that, in the event of a power failure, disaster or other interruption at the Data Center that requires implementation of the business recovery plan, the records will be maintained materially intact and will enable BNYM to perform material services under this Agreement. In the event of a business disruption that materially impacts BNYM’s provision of material services under this Agreement, BNYM will as soon as practicable under the circumstances notify the Fund of the disruption and consult with the Fund regarding the steps being implemented under the business recovery plan.

(d)           BNYM represents, warrants and agrees that it shall implement reasonable procedures and systems to safeguard from loss or damage attributable to fire, flood, theft or any other cause (including provision for twenty-four hours a day restricted access) to Confidential Information of the Fund and the Fund's records and other data and BNYM’s records, data equipment facilities and other property used in the performance of its obligations hereunder and such procedures will be consistent with industry standards applicable to serving as a transfer agent to a publicly offered registered investment company. BNYM will make such changes therein from time to time as it may deem reasonably necessary for the secure performance of its obligations hereunder, and that BNYM’s equipment, facilities and other property used in the performance of its obligations hereunder are and comply with all applicable Federal laws, and it will make such changes therein from time to time as in its reasonable judgment, or as reasonably requested by the Fund and agreed to by BNYM in its sole discretion, are required for the secure performance of its obligations hereunder. BNYM agrees to review and consider the implementation of any written safeguarding policy of the Fund concerning the security, confidentiality and privacy of the Fund's blank checks, records and other data, which policy may be changed from time to time. BNYM shall review such systems and procedures on a periodic basis (no less than annually). The Fund shall have the right, once annually and together with all Funds subject to this Agreement, shall have the right to receive a guided tour of such facilities and premises of BNYM subject to all BNYM security policies and procedures. In no event shall BNYM’s systems and procedures described herein be less protective than those systems and procedures provided by BNYM to other registered investment companies.

(e)           If BNYM or its agents determine after appropriate and prompt investigation that someone has violated security relating to Confidential Information of the Fund while in the possession or under the control of BNYM or its agents, (a) BNYM will notify the Fund of such violation as promptly as practicable under the circumstances, and (b) BNYM will (i) promptly investigate and contain the violation and put reasonable safeguards in place that are designed to prevent similar occurrences of the violation, and (ii) provide the Fund with assurance reasonably satisfactory to the Fund that such violation will not recur.

9.           Compensation.

(a)           As compensation for services rendered by BNYM during the term of this Agreement, the Fund will pay to BNYM such fees and charges (the "Fees") as may be agreed to from time to time in writing by the Fund and BNYM (the "Fee Agreement").  In addition, the Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by BNYM in the performance of its duties hereunder ("Reimbursable Expenses").

(b)           BNYM may utilize demand deposit accounts or other accounts in its own name for the benefit of the Fund at third party financial institutions ("Third Party Institution"), including without limitation Third Party Institutions that may be an affiliate of BNYM ("Affiliated Third Party Institutions") or a client of BNYM, for the purpose of administering funds received by BNYM in the course of performing its services hereunder ("Service Accounts").  BNYM may establish Service Accounts primarily or exclusively with Affiliated Third Party Institutions and retain funds primarily or exclusively in the Service Accounts at Affiliated Third Party Institutions.  BNYM and its Affiliated Third Party Institutions may derive a benefit from the funds placed on deposit with the Affiliated Third Party Institutions in Service Accounts due to the availability of the funds for use by the Affiliated Third Party Institutions in their business operations and BNYM takes that possibility of deriving benefit from such funds into consideration when determining the fee set forth in the Fee Agreement for cash management services.  As of the Effective Date, BNYM does not receive any balance credits, interest income, dividend income or other money or money-equivalent benefits ("Monetary Benefits") with respect to Service Accounts but reserves the right to retain any Monetary Benefits related to Service Accounts that may accrue to it or be paid to it in the future as well as the right to transfer amounts between Service Accounts for cash management purposes.

(c)           In connection with BNYM's performance of transfer agency services, the Fund acknowledges and agrees that:

(i)
BNYM in its role as transfer agent may be notified of a Fund payment obligation that BNYM as transfer agent is expected to satisfy, such as a same-day settlement obligation with the NSCC, by forwarding payment to the NSCC or other obligee but the amount required to satisfy the particular payment obligation of the Fund may exceed the amount of funds then available for transfer in the relevant Service Accounts (such excess amount if transferred by BNYM being hereinafter referred to as an "Overdraft Amount");

(ii)	BNYM is not obligated to transfer any funds representing Overdraft Amounts and may in its sole discretion decline without liability hereunder to transfer funds representing Overdraft Amounts;

(iii)
Notwithstanding the absence of an obligation to do so, BNYM may elect to transfer funds representing Overdraft Amounts (from sources other than the Service Accounts) as a courtesy to a Fund and to maintain BNYM's good standing with the NSCC and other participants in the financial services industry and that by electing to transfer funds representing Overdraft Amounts BNYM does not, even if it has transferred such funds as part of a regular pattern of conduct, waive any rights under this Section 9(c) or assume the obligation it has expressly disclaimed in clause (ii) above and BNYM may at any time in its sole discretion and without notice decline to continue to make such transfers; and

(iv)
The Fund is at all times obligated to pay to BNYM an amount of money equal to the Overdraft Amounts that have not been offset by credits posted to the relevant Service Account subsequent to the transfer of the Overdraft Amount and such amounts are payable, and shall be paid, together with such accrued interest as may be charged by BNY Mellon Bank (at a rate of interest up to Fed Funds + 200 bps), by the Fund immediately upon demand by BNYM.

(d)           The undersigned hereby represents and warrants to BNYM that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to BNYM or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up-front payments, signing payments or periodic payments made or to be made by BNYM to such adviser or sponsor or any affiliate of the Fund relating to the Agreement have been fully disclosed to the Board of Trustees of the Investment Company and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(e)           No termination of this Agreement shall cause, and no provision of this Agreement shall be interpreted in any manner that would cause, BNYM's right to receive payment of its fees and charges for services actually performed hereunder, and Fund's obligation to pay such fees and charges, to be barred, limited, abridged, conditioned, reduced, abrogated, or subject to a cap or other limitation or exclusion of any nature.

(f)           Provisions of this Agreement providing for BNYM to receive commercially reasonable compensation or fees and reimbursement of expenses from the Fund for services or a course of conduct it might perform supplemental to the services expressly provided for herein or in circumstances outside the ordinary course of business shall not be diminished to any degree solely due to such compensation, fees and reimbursable expenses not being expressly provided for in the Fee Agreement.

(g)           In the event the Fund or any class, tier or other subdivision of the Fund is liquidated, ceases operations, dissolves or otherwise winds down operations ("Dissolution Event") or effects a final distribution to shareholders (a "Final Distribution"), the Fund shall be responsible for paying to BNYM all fees and reimbursing BNYM for all reasonable expenses associated with services to be provided by BNYM in connection with the Dissolution Event or Final Distribution, whether provided pursuant to a specific request of the Fund or provided by BNYM due to industry standards or due to obligations under applicable law or regulation by virtue of the services previously performed for Fund ("Final Expenses").  In connection with the foregoing, the Fund shall (i) notify BNYM as promptly as practicable following first approval of the Dissolution Event or Final Distribution or any aspect of the Dissolution Event or Final
Distribution by its Board and furnish BNYM with copies of all materials filed with the SEC or distributed to shareholders related thereto, (ii) calculate, set aside, reserve and withhold from the Final Distribution or from any distribution subsequent to Board approval of the Dissolution Event or Final Distribution all amounts necessary to pay the Final Expenses and shall notify BNYM as far in advance as practicable of any deadline for submitting materials appropriate or necessary for the determination of such amounts, and (iii) provide sufficient staff or other accommodations to ensure timely payment of Final Expenses as they come due.

10.           Instructions.

(a)           BNYM will engage in conduct when so directed by a Written Instruction or an Implementing Communication if the Written Instruction or an Implementing Communication, as appropriate, complies with applicable requirements set forth in this Section 10.

(i)
Written Instructions. Notwithstanding any other provision of this Agreement: (A) unless the terms of this Agreement, Written Procedures or other written agreement between the Fund and BNYM expressly provide, in the reasonable discretion of BNYM, all requisite details and directions for it to take a specific course of conduct, BNYM may, prior to engaging in a course of conduct on a particular matter, whether the course of conduct is proposed by or otherwise originates with BNYM or is directed by the Fund in a Fund Communication, require the Fund to provide it with Written Instructions with respect to the particular conduct, and (B) BNYM may also require Written Instructions with respect to conduct specified in a Fund Communication if it reasonably determines that the Agreement, Written Procedures or other written agreement between the Fund and BNYM provides for the Fund to furnish a Written Instruction in connection with the specified conduct.

(ii)
Implementing Communications.  "Implementing Communication" means Fund Communications that are not a Written Instruction and that BNYM has determined in accordance with clause (i) above are not required in whole or in part to be the subject of a Written Instruction.

(b)           Subject to the right of BNYM to require in accordance with Section 10(a)(i) that conduct directed by a Fund Communication be provided in a Written Instruction, BNYM reserves the right to decline to act in accordance with a Fund Communication:

(i)	for a Bona Fide Reason; or

(ii)
if the Fund Communication (or contents thereof) does not constitute in all material respects, in the sole judgment of BNYM exercised reasonably, a  "Standard Instruction", which is hereby defined to mean:

(A)	an instruction received by BNYM directing a course of conduct substantially similar in all material respects to a course of conduct provided for in a Written Procedure, or

(B)
if a Written Procedure provides for a particular form of instruction to be used in connection with a matter (a "Standard Form"), an instruction received by BNYM (I) on the specified Standard Form which responds appropriately to all requirements of the specified Standard Form, or (II) in a format other than the specified Standard Form but conforming in all material respects to, and responding appropriately to all requirements of, the specified Standard Form in BNYM's sole judgment exercised reasonably.

(c)           Notwithstanding the right reserved by BNYM in Section 10(b) to decline to engage in conduct directed by a Fund Communication that is not a Standard Instruction (such instruction being a "Non-Standard Instruction"):

(i)           BNYM will in good faith consider implementing a Non-Standard Instruction if:

(A)	BNYM in its sole judgment exercised reasonably determines sufficient time exists under the circumstances to evaluate fully and implement the requested conduct; and
(B)
the Fund makes its request in writing (including via e-mail) to a Customer Service Officer and provides all written materials, including descriptions and responses to questions, that in the reasonable judgment of BNYM are appropriate to fully evaluate the request.

(ii)
BNYM will attempt to evaluate the request with existing resources on the basis of the written materials but if at any time it determines in its sole judgment exercised reasonably that Research is required to fully evaluate the request or the development, implementation or performance of the Non-Standard Instruction, BNYM will notify the Fund of the Research required by BNYM and resume the evaluation only if (A) the Fund obtains and provides all Research required by BNYM or (B) the Fund authorizes BNYM in writing to obtain the required Research at the Fund's cost and expense.

(iii)
BNYM may at any time after such a request is made, and before or after the written materials and, if applicable, the Research are furnished in whole or in part, decline without liability or further obligation of any nature hereunder to implement a Non-Standard Instruction:

(A)	for a Bona Fide Reason;
(B)	if it determines in its sole judgment exercised reasonably that there is insufficient time to fully evaluate and implement the requested alternative to the applicable Standard Instruction; or
(C)
if it determines in its sole judgment exercised reasonably and in good faith based on the course of discussions that it and the Fund will be unable to agree in writing to mutually satisfactory terms and conditions governing the Non-Standard Instruction.

(iv)           BNYM will act in accordance with a Non-Standard Instruction solely pursuant to the terms of a mutually agreeable written instrument executed by the Fund and BNYM with respect to the conduct constituting the Non-Standard Instruction (such written instrument is referred to herein as an "Accepted Non-Standard Instruction"). For the avoidance of doubt, such conduct is included within the conduct described in clause (b) of Section 12.

(d)           (1)           The Fund shall implement commercially reasonable measures to provide that Fund Communications delivered to BNYM are authorized, accurate and complete.  BNYM is not obligated to act, and may refrain from acting, on any "Ineligible  Communication", which is hereby defined to mean a Fund Communication that BNYM in good faith determines:

(i)	to be vague, ambiguous or incomplete;
(ii)	to contain an error that is not reasonably reconcilable;
(iii)	to have been received too late to be acted upon;
(iv)	to be incapable of being implemented due to a failure to meet applicable specifications or system requirements;
(v)	to be in conflict with a previous or contemporaneous Fund Communication; or
(vi)	to be incapable of being executed in accordance with all applicable performance standards or due to any other defect.

(2)           BNYM will as promptly as reasonable in consideration of the subject matter of the Fund Communication notify the Fund in a timely manner of its determination that a Fund Communication is an Ineligible Communication; provided, however, BNYM shall have no duty to inspect for or discover an Ineligible Communication. BNYM may act in reliance on Fund Communications as received by it and shall have no duty to inquire into any matter regarding the Fund Communication, including without limitation the validity, authority, truthfulness, accuracy or genuineness of the Fund Communication, or to verify the identity of an individual giving the Fund Communication; provided, however, BNYM shall be obligated to verify that the name of any person executing a Written Instruction is an Authorized Person. BNYM may assume and rely on the assumption that any Fund Communication is not in any way inconsistent with the provisions of the Fund's prospectus or organizational documents, this Agreement or any vote, resolution or proceeding of the Fund's Board of Directors or shareholders. BNYM may also rely on and is authorized by the Fund to act in reliance on communications from shareholders of the Fund and from persons reasonably believed to be representatives of shareholders of the Fund with respect to all matters reasonably related to the services provided for herein other than those BNYM determine to be not in good order or which it reasonably rejects on other grounds ("Shareholder Communications", and together with Fund Communications (excluding Fund Communications identified to the Fund as Ineligible Communications), "Service Communications"). BNYM shall notify the Fund of any such rejections in accordance with Written Procedures.

(e)           Absent Liable Conduct on the part of BNYM, BNYM shall not be liable to the Fund for any Loss of the Fund, and the Fund shall indemnify and defend BNYM in accordance with Section 12 against any Loss, directly or indirectly arising from or incurred due to or in connection with:

(i)	BNYM's reasonable good faith interpretation of a Service Communication;
(ii)	BNYM's reasonable reliance on, or conduct it reasonably engages in pursuant to, a Service Communication;
(iii)	a delay in BNYM's implementing a course of conduct contained in an Ineligible Communication;
(iv)	BNYM's failure to engage in conduct requested by a Service Communication with respect to which it has no duty to act;
(v)	any error, omission, inaccuracy, inconsistency, misrepresentation, fraud, forgery or other defect in a Service Communication;
(vi)	any failure to receive an item intended to be a Service Communication or the delay of its actual receipt or its receipt in a form, configuration or with contents other than as transmitted;

(vii)	any interception of or unauthorized access to or use of a Service Communication or item intended to be a Service Communication prior to receipt by BNYM; or
(viii)	the invalidity or lack of truthfulness, accuracy, authority or genuineness of a Service Communication.

(f)           In addition to any other provision of this Agreement that may be applicable to a particular Instruction, BNYM may include in the writing constituting a Standard Instruction, or in a Standard Form, appropriate operational, procedural and functional terms and provisions, provisions appropriate to its agency role, and provisions appropriate in light of or imposed by applicable law or regulations, rules of the DTCC, NSCC or similar service providers or governmental, regulatory or self-regulatory authority, or Industry Standards.  In addition, in the absence of provisions in this Agreement that in the sole judgment of BNYM exercised reasonably provide sufficient authority, indemnification, limitations on liability or confidentiality and privacy protections, BNYM may require third parties purportedly authorized to act on behalf of or for the benefit of the Fund in connection activities contemplated by this Agreement, or the Fund, to execute a document containing such terms and conditions as BNYM may reasonably require prior to engaging in any course of conduct with such third parties.

(g)           While reserving its right under this Section 10 to decline to act in accordance with instructions not constituting Written Instructions, BNYM may agree to act in accordance with Oral Instructions on a particular matter, and, with respect to each acceptance of Oral Instructions, the Fund agrees that it will deliver to BNYM, for receipt by 5:00 PM (Eastern Time) on the same business day as the day the Oral Instructions were given, Written Instructions which confirm the course of conduct contained in the Oral Instructions. Under all circumstances and for all purposes of the Agreement: BNYM's written memorialization of the Oral Instructions shall constitute the Written Instructions applicable to the particular matter; and the validity and authorization of such Written Instructions and of the conduct undertaken by BNYM and BNYM's right to rely on such Written Instructions shall not be abridged, abrogated or adversely impacted in any manner or under any circumstances.

(h)           In the event facts, circumstances, or conditions exist or events occur, including without limitation situations contemplated by Section 10(d), and BNYM reasonably determines that it must take a course of conduct in response to such situation (including a course of action that constitutes taking no action) and must receive an Instruction from the Fund to direct its conduct, and BNYM so notifies two Authorized Persons of the Fund, and the Fund fails to furnish Instructions ("Response Failure"), BNYM will in good faith seek to determine the appropriate course of conduct in response to the circumstances and will have all rights with respect the conduct taken in good faith in such circumstances (including a course of action that constitutes taking no action) that it would have if the conduct were specified in Written Instructions.

(i)           Any form furnished by the Fund to third parties for use in connection with the activities or services of BNYM contemplated by this Agreement that does not constitute a Standard Form or a form that is substantially equivalent in all material respects to a Standard Form ("Non-Standard Form") shall constitute a Non-Standard Instruction subject to all terms of this Section 10 applicable to Non-Standard Instructions . BNYM may without liability hereunder decline to accept or act upon a Non-Standard Form and the Fund indemnifies and releases BNYM for and from Loss incurred in connection with reasonable conduct BNYM engages in in connection with the Non-Standard Form, including accepting or declining to accept or acting or declining to act upon a Non-Standard Form.

11.           Terms Relating to Liability.

(a)           BNYM shall furnish the services provided for in this Agreement to the Fund in accordance with applicable provisions of Section 17A of the 1934 Act.  In performing the services provided for under this Agreement, BNYM shall at all times act in good faith and exercise the reasonable care and diligence of a transfer agent having responsibility for providing transfer agent services to investment companies registered under the 1940 Act. With respect to the performance of the services provided for by this

Agreement, BNYM shall be liable to the Fund (or any person or entity claiming through or for the Fund) for loss, cost, expense and damages, the recovery of which is not excluded by another provision of this Agreement, only to the extent caused by the intentional misconduct, reckless disregard or negligence of BNYM ("Liable Conduct").  In the absence of a finding to the contrary, the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been Liable Conduct.

(b)           BNYM's maximum aggregate cumulative liability to the Fund and all persons or entities claiming through the Fund, considered as a whole, for all Loss, the recovery of which is permitted and not excluded by another provision of this Agreement, shall not exceed the lesser of (i) the fees actually paid to BNYM by the Fund for services provided hereunder during the twelve (12) months immediately prior to the last Loss Date; or (ii) fees actually paid to BNYM under this Agreement.

(c)           Notwithstanding any other provision, and for all purposes, of this Agreement:

Neither party nor its Affiliates shall be liable for any Loss (including Loss caused by delays, failure, errors, interruption or loss of data) or breach hereunder occurring directly or indirectly by reason of any event or circumstance, whether foreseeable or unforeseeable, which despite the taking of commercially reasonable measures is beyond its reasonable control, including without limitation: extraordinary forces of nature and natural disasters, such as floods, hurricanes, severe storms (storms of a nature substantially equivalent to hurricanes but not meeting other criteria necessary to receive an official hurricane name), tornados, earthquakes and wildfires; national or local states of emergencies; epidemics; action or inaction of civil or military authority; war, terrorism, riots or insurrection; criminal acts; job action by organized labor; building or area evacuations; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; denial of service attacks; non-performance by third parties (other than subcontractors of BNYM for causes other than those described herein); or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the foregoing (all and any of the foregoing being an "Event Beyond Reasonable Control") .  Upon the occurrence of an Event Beyond Reasonable Control, the affected Party shall be excused from any non-performance caused by the Event Beyond Reasonable Control for so long as the Event Beyond Reasonable Control or damages caused by it prevail and such party continues to use commercially reasonable efforts to attempt to perform the obligation so impacted, including invoking disaster recovery or business continuity plans when applicable.

(d)           BNYM shall not be liable for any Loss arising out of any action, omission or conduct of any prior service provider of the Fund or for any failure to discover any action, omission or conduct of any prior service provider of the Fund that caused or could cause Loss.

(e)           (1)           Notwithstanding any other provision of the Agreement:

In no event shall BNYM, its Affiliates or any of its or their directors, officers, employees, agents or subcontractors be liable under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, for exemplary, punitive, special, incidental, indirect or consequential damages, or for any other losses which are not direct damages regardless of whether such losses were or should have been foreseeable and regardless of whether any entity has been advised of the possibility of such losses, all and each of which such loss is hereby excluded by agreement of the parties.  For purposes of clarification: no other provision of this Agreement shall be interpreted to condition, limit, modify, nullify or otherwise prevail in whole or in part over this Section 11(e)(1).

(2)           Notwithstanding any other provision of this Agreement except Section 12(a):

In no event shall the Fund, its affiliates or any of its or their directors, officers, employees, agents or subcontractors be liable under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, for exemplary, punitive, special, incidental, indirect or consequential damages, or for any other losses which are not direct damages regardless of whether such losses were or should have been foreseeable and regardless of whether any entity has been advised of the possibility of such losses, all and each of which such loss is hereby excluded by agreement of the parties.  For purposes of clarification: no other provision of this Agreement except Section 12(a) shall be interpreted to condition, limit, modify, nullify or otherwise prevail in whole or in part over this Section 11(e)(2).

(f)           No party may assert a claim or cause of action (or, if applicable, commence an arbitration or other alternate dispute resolution proceeding) against BNYM or any of its affiliates more than 15 months after the first event or occurrence comprising the conduct or alleged conduct upon which the cause of action is based.

(g)           Each party shall have a duty to mitigate damages for which the other party may become responsible.

(h)           With respect to securities data, files, reports, information and research furnished to BNYM by third parties (not delegated duties, subcontracted or otherwise engaged by BNYM to perform the services hereunder on its behalf) and included in the BNYM System ("Securities Data"), the Fund acknowledges that BNYM makes no warranty concerning the Securities Data and BNYM disclaims all responsibility for the Securities Data, including its content, accuracy, completeness, availability or timeliness of delivery, and BNYM shall not be liable for Loss caused by Errant Securities Data (as defined below); provided, however, with respect to transaction activity communicated to BNYM by the DTCC or NSCC, BNYM will maintain commercially reasonable processes and procedures to detect and attempt to resolve rejected transactions. "Errant Securities Data" means Securities Data not being provided to BNYM with the content and at the time which is standard for the industry or which is required for or used in the performance of any service provided for in the Agreement.

(i)           If BNYM becomes aware of a matter that involves a check or draft drawn by a shareholder or a check or draft issued to a shareholder (or alternate payee) that is alleged to be fraudulently endorsed, a signature guarantee, signature validation or other guarantee or certification that is alleged to be fraudulently procured or tendered, or any other matter involving a payment instrument or system that may give rise to a claim under the Uniform Commercial Code as adopted by a particular State or Territory of the United States ("UCC") or under a signature guarantee or other program, such as the Securities Transfer Agents Medallion Program, based on whole or in part on provisions of the UCC ("UCC Program"), BNYM will take commercially reasonable measures to investigate the matter ("UCC Matter") and if it reasonably determines at any time due to the investigation that a shareholder or the Fund possesses a valid claim under the UCC to recover any amount from a bank or other financial institution expressly subject to the UCC, BNYM will when considered commercially reasonable under the UCC take measures to file a claim on behalf of the Fund for recovery of the relevant amount with the appropriate party under the UCC or the UCC Program ("Initial Claim").  BNYM will inform the Fund if the claim is denied in whole or in part, if any recovery is made or if BNYM gets no response to the claim, and in the event of any recovery will consult with the Fund with respect to the depositing of the recovered amount in a Service Account, the crediting of a shareholder account or any other appropriate conduct, and will provide reasonable cooperation at the Fund's cost and expense with any actions the  Fund may subsequently elect to take to seek any further recovery.   Absent Liable Conduct in BNYM's processing of any underlying transaction, as between the Fund and BNYM, the Fund shall be solely responsible for any amounts not recovered or not capable of being recovered in a UCC Matter, any market exposure (gain or loss) experienced by a shareholder or the Fund as a result of a UCC Matter, any fraud or similar conduct not constituting a UCC Matter or involving a forged or unauthorized drawer signature or altered instrument, and all costs and expenses of seeking any recovery in a UCC Matter other than costs associated with filing any Initial Claim. This Section 11(i) sets forth the sole responsibility of BNYM with respect to the matters addressed herein.

(j)           BNYM shall be entitled to rely on, and engage in conduct based upon, its reasonable interpretation of "Legal Authority" (which is hereby defined to mean all laws and all regulations, rules, legal process and other acts and communications of an official nature of governmental, quasi-governmental bodies, regulatory and self-regulatory bodies) and the analysis and advice of legal counsel, including such reliance and conduct in circumstances when available Legal Authority is in conflict or does not provide unambiguous precedent or guidance. BNYM may rely and act in accordance with the analysis and advice of legal counsel that is reasoned notwithstanding the existence or availability of a differing legal analysis or advice or of different interpretations. For the avoidance of doubt, such conduct is included within the conduct described in clause (b) of Section 12 and the rights described in Section 12 apply in the event the Fund requests that BNYM engage in conduct other than in accordance with BNYM's reasonable interpretation of Legal Authority or reasoned legal analysis or legal advice and BNYM engages in such conduct.

(k)           Notwithstanding any other provision of the Agreement, no party to this Agreement shall be liable to any other party to this Agreement for any costs or expenses of any nature related to legal counsel, legal representation or legal action, including without limitation costs and expenses associated with litigation, threatened litigation and dispute resolution, court costs and costs of arbitration, discovery, experts, settlement and investigation that arise in connection with any claim, indemnification, action or demand made or sought under this Agreement between parties to this Agreement . Each party shall bear its own such costs and expenses.

(l)           This Section 11 shall survive termination of this Agreement.

12.           Indemnification.

(a)           The Fund agrees to indemnify, defend and hold harmless BNYM and its affiliates, and to indemnify, defend and hold harmless the Custodian and its affiliates in connection with services it provides pursuant to Section 3(a)(12), and the respective directors, trustees, officers, agents and employees of each, from any and all Losses related to any Claim arising directly or indirectly from: (a) conduct of the Fund or a Fund contractor, subcontractor or prior or current service provider in connection with activities contemplated by the Agreement; (b) conduct of BNYM as agent of the Fund not involving Liable Conduct in the execution of the conduct, including without limitation conduct taken by BNYM pursuant to Fund Communications, Written Procedures, Legal Authority, Section 10(h) (Response Failure), or Non-Standard Forms, and (c) a Fund Error or Errant Securities Data.  BNYM shall have no liability to the Fund or any person claiming through or for the Fund for any Loss caused in whole or in part by any conduct described in the preceding sentence.

(b)           BNYM shall indemnify the Fund and its affiliates, and the respective directors, trustees, officers, agents and employees of each, for the loss, cost, expense and damages that BNYM is liable to the Fund for under Section 11(a) of the Agreement. For avoidance of doubt: BNYM is not liable to the Fund under Section 11(a) for "Legal Costs", which is hereby defined to mean all costs of litigation or threatened litigation such as but not limited to court costs, costs of counsel, discovery, experts, settlement and investigation.

(c)           This Section 12 shall survive termination of this Agreement.

13.           Duration and Termination.

(a)           This Agreement will be effective on the Effective Date and, unless validly terminated pursuant to this Section 13 prior thereto, will continue until the date that both a PSS Agreement (as defined below) and a PSS Sub-Servicing Agreement (as defined below) have become effective. "PSS Agreement" means an agreement among the Investment Company and/or Quasar, PFS and Primerica Shareholder Services, Inc. (“PSS”) regarding the shareholder servicing of the SuRPAS Accounts and the compensation for such servicing. "PSS Sub-Servicing Agreement" means an agreement (or amendment to an agreement) between BNYM, PSS and PFS regarding the delegation to BNYM of the servicing of the SuRPAS

Accounts provided for in the PSS Agreement, BNYM's performance of such servicing and the compensation for such servicing.

(b)           The Investment Company may elect to terminate this is Agreement by providing written notice to the other parties that it elects to transfer servicing to another service provider, and in such event the provisions of Sections 13(e), (g) and (h) shall apply and this Agreement will terminate upon the completion of the Deconversion.

(c)           If a party (BNYM or any Fund) materially breaches this Agreement (a "Defaulting Party") the other party (on one hand, BNYM; on the other hand, the Funds acting collectively) (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party (BNYM or the Funds collectively) ("Breach Notice"), and if such material breach shall not have been remedied within thirty (30) days after the Breach Notice is given, then the Non Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party ("Breach Termination Notice"), in which case this Agreement shall terminate on the 30th day following the date the Breach Termination Notice is given, or such later date as may be specified in the Breach Termination Notice, or, if later and applicable, the later of the day substantially all Services cease to be provided (for avoidance of doubt, other than Trailing Services) or the date of the Deconversion (or final Deconversion if more than one).

(d)           [reserved - intentionally omitted]

(e)           (1)           In connection with any termination of this Agreement or services by the Fund, whether alone or in conjunction with other Funds, the Fund shall also pay to BNYM the amounts described in clauses (A) and (B) below not later than the "Payment Date", which is hereby defined to mean (i) the date of termination of the Agreement or service (whether such date is determined by designation of a date in a notice of termination or due to the occurrence of a Constructive Termination), or, (ii) if either of the following, or both, should occur before such termination date, the date that either of the following first occurs: (aa) the date of cessation of a substantial portion of the services provided for in Section 3 of the Agreement, or (bb) the date that performance of significant Deconversion Services is scheduled to commence:

(A)
any Fees and Reimbursable Expenses that may be owed by the Fund pursuant to Section 9(a) for services performed by BNYM pursuant to the Agreement through and including the Payment Date (whether already invoiced, pending invoice or estimated in good faith);

(B)	the amount estimated in good faith by BNYM ("Good Faith Estimate") for:

(I)
any services to be provided by BNYM following the Payment Date that may relate to a cessation of operations or the winding up of the affairs of the Fund or a termination of the Agreement, including by way of example and not limitation, answering general shareholder inquiries, furnishing historical shareholder account information to authorized parties, providing tax services with respect to transactions occurring before the termination such as the filing of final tax forms, maintaining a Service Account for checks not yet cleared, and compliance with record retention requirements ("Trailing Services"), at the fees set forth in the Fee Agreement or, if applicable fees are not provided for therein, at commercially reasonable rates, and

(II)	the reasonable out-of-pocket expenses expected to be incurred in performing the Trailing Services ("Reimbursable Trailing Expenses"); and

(III)	solely with respect to the SuRPAS Accounts:

if BNYM is requested to perform any Deconversion Services (as defined below): (aa) fees and charges of BNYM for such Deconversion Services at the rates set forth in the Fee Agreement or, if applicable fees are not provided for therein, fees at commercially reasonable rates, and (bb) amounts to reimburse BNYM for any reasonable out-of-pocket expenses reasonably expected to be incurred in performing the Deconversion Services.

(iv)
"Deconversion Services" means a Deconversion and any and all other measures taken and conduct engaged in by BNYM associated with any transfer or movement of files, records, materials or information or a conversion thereof, including but not limited to the transfer, movement or duplication of any files, records, materials or information and any conversion of such from the formats and specifications of the BNYM System to the formats and specifications of a successor service provider or as otherwise specified by the Funds.

(2)           For avoidance of doubt: to the extent BNYM performs any services pursuant to Section 3 or Schedule C of the Agreement subsequent to the Payment Date, the Fund shall pay for such services upon being invoiced for such services in accordance with the terms of the invoice.

(3)           Within 120 days following the Deconversion (or final Deconversion if more than one):

(A)
BNYM shall determine any (i) amounts payable by the Fund for services provided pursuant to Section 3 or Schedule C of the Agreement that have not been paid, (ii) amounts payable by the Fund for Trailing Services, for reimbursement of reasonable out-of-pocket expenses incurred in performing the Trailing Services, for Deconversion Services and for reimbursement of reasonable out-of-pocket expenses incurred in performing the Deconversion Services that have not been paid by the Fund, whether or not included in whole or in part in the Good Faith Estimate, and (iii) amounts paid by the Fund pursuant to Sections 13(e)(1)(B) and 13(e)(2) in excess of amounts actually owed by the Fund to BNYM for the services indicated therein; and

(B)	BNYM shall net the amounts determined in accordance with clause (A) above and notify the Fund whether BNYM owes money to the Fund or the Fund owes money to BNYM and the amount owed; and

(4)           Within seven (7) days of the notification provided for by Section 13(e)(3)(B), BNYM will pay the Fund any amount it owes the Fund and the Fund shall pay BNYM any amount it owes BNYM.

(f)           Notwithstanding any other provision of this Agreement, BNYM may in its sole discretion, upon the happening of any of the following, terminate this Agreement immediately (and, for clarification, immediately cease providing all services hereunder) by sending notice of termination to the Fund: (i) the Fund commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against the Fund any such case or proceeding; (ii) the Fund commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for the Fund or any substantial part of its property or there is commenced against the Fund any such case or proceeding; (iii) the Fund makes a general assignment for the benefit of creditors; or (iv) the Fund states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due.  BNYM may exercise its termination right under this Section 13(f) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right.  Any exercise by BNYM of its termination right under this Section 13(f) shall be without any prejudice to any other remedies or rights available to BNYM and shall not be subject to any fee or penalty, whether monetary or equitable.  Notwithstanding clause (iii) of Section

15, notice of termination under this Section 13(f) shall be considered given and effective when given, not when received.

(g)           References in this Agreement to a termination of the Agreement on or as of a particular day or date means that termination occurs at 11:59 PM on the particular day or date.

(h)           In connection with a termination of the Agreement by the Fund, BNYM shall, if requested by the Fund, make a commercially reasonable effort to facilitate a conversion to the Fund's successor service provider; provided that BNYM does not guarantee that it will be able to effect a conversion on a date requested by the Fund.

14.           Policies and Procedures.

(a)           BNYM shall perform the services provided for in this Agreement in accordance with the written policies, processes, procedures, manuals, documentation and other operational guidelines of BNYM governing the performance of the services in effect at the time the services are performed ("Standard Procedures").  BNYM may embody in its Standard Procedures, including Standard Procedures for determining whether an instruction it receives is "in good order" ("IGO") or is "not in good order" ("NIGO"), and act in reliance on: a reasoned course of conduct, conduct it reasonably determines to be commercially reasonable or conduct consistent with generally accepted industry practices, principles or standards ("Industry Standard").  Likewise, when in connection with a providing a service, including IGO and NIGO determinations, BNYM is required to engage in conduct for which it does not have a Standard Procedure or Standard Procedures only partially address the facts and circumstances of a particular issue, BNYM may engage in and act in reliance on: a reasoned course of conduct, conduct it reasonably determines to be commercially reasonable or conduct consistent with Industry Standards.  In making the decisions described in the foregoing sentences BNYM may rely on such information, data, research, analysis and advice, including legal analysis and advice, as it reasonably determines appropriate under the circumstances.  For clarification: the published guidelines of the Securities Transfer Association shall constitute an Industry Standard on the subject matter addressed therein.  BNYM may revise the Standard Procedures in accordance with the provisions of this Section 14(a).

(b)           Notwithstanding any other provision of this Agreement, the following terms of this Section 14(b) shall apply in the event facts, circumstances or conditions exist or events occur which would require a service to be provided hereunder other than in accordance with BNYM's Standard Procedures, or if BNYM is requested by the Fund, or a third party authorized to act for the Fund, to deviate from a Standard Procedure in connection with the performance of a service hereunder or institute a service or procedure with respect to which there is no Standard Procedure (collectively, a "Non-Standard Procedure"):

(i)
BNYM will in good faith consider implementing a Non-Standard Procedure if the Fund requests such in writing and provides all written materials, including descriptions, specifications, business requirements and responses to questions of BNYM, that in the sole judgment of BNYM exercised reasonably are appropriate to fully evaluate the request.

(ii)
BNYM will attempt to evaluate the request with existing resources on the basis of the written materials but if at any time it determines in its sole judgment exercised reasonably that Research is required to fully evaluate the request or the development, implementation or performance of the Non-Standard Procedure, BNYM will notify the Fund of the Research required and resume the evaluation only if the Fund obtains and provides all Research required by BNYM or if it authorizes BNYM in a writing reasonably satisfactory to BNYM to obtain the required Research at the Fund's cost and expense.

(iii)           BNYM may at any time after such a request is made, and before or after the written materials and, if applicable, the Research are furnished in whole or in part, decline without liability or further obligation of any nature hereunder to implement a Non-Standard Procedure (A) for a Bona Fide Reason or (B) if it determines in its sole judgment exercised reasonably that it and the Fund are unable to mutually agree in writing to all terms and conditions governing the development, implementation and performance of the Non-Standard Procedure, including without limitation terms and conditions regarding appropriate procedures, indemnification and payment terms.

(iv)
A Non-Standard Procedure that BNYM agrees to implement in a written instrument executed by the Fund and BNYM is referred to herein as an "Exception Procedure" and BNYM shall obligated to perform a Non-Standard Procedure only to the extent expressly provided for in an Exception Procedure. For the avoidance of doubt, conduct engaged in pursuant to an Exception Procedure is included within the conduct described in clause (b) of Section 12.

(c)           In the event that the Fund requests documentation, analysis or verification in whatsoever form regarding the commercial reasonableness or industry acceptance of conduct provided for in a Standard Procedure, BNYM will cooperate to furnish such materials as it may have in its possession at the time of the request without cost to the Fund, but theFundagrees to reimburse BNYM for all out of pockets costs and expenses incurred, including the costs of legal or expert advice or analysis, in obtaining additional materials in connection with the request.

(d)           If in the course of acting in accordance with a Non-Standard Procedure, BNYM encounters questions, issues or uncertainty of a legal or other nature as to the appropriate course of conduct under the Non-Standard Procedure, the Fund agrees that any expenses incurred by BNYM in consulting with third parties, such as, without limitation, attorneys, auditors or accountants, to resolve the questions, issues or uncertainty shall be the responsibility of the Fund to be paid upon being invoiced by BNYM.  Prior to engaging any such third party BNYM shall advise the Fund it is doing so and the Fund shall have the option of obtaining such consulting services on its own and providing the results to BNYM.  For the avoidance of doubt, conduct engaged in pursuant to this Section 14(d) is included within the conduct described in clause (b) of Section 12.

15.           Notices.  Notices permitted or required by this Agreement shall be in writing and:

(i)	addressed as follows, unless a notice provided in accordance with this Section 15 shall specify a different address or individual:

(A)
if to BNYM, to BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; with a copy to BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware  19809, Attention: Legal Department; and

(B)	if to a Fund, at Trust for Advised Portfolios, 615 E. Michigan St. Milwaukee, Wisconsin 53202, Attention: Jeanine M. Bajczyk, Secretary;

(ii)
delivered: by hand (personal delivery by an Authorized Person to addressee); private messenger, with signature of recipient; U.S. Postal Service (with return receipt or other delivery verification provided); overnight national courier service, with signature of recipient, facsimile sending device providing for automatic confirmation of receipt; and

(iii)           deemed given on the day received by the receiving party.

16.           Amendments.

(a)           This Agreement, or any term thereof, including without limitation the Schedules hereto, may be changed only by a written amendment signed by all parties to this Agreement.

17.           Assignment; Subcontracting.  Except as expressly provided in this Section 17, no party may assign or transfer this Agreement or assign or transfer any right or obligation hereunder without the written consent of the other party and any attempt at such assignment or transfer, or any such assignment or transfer, shall be void.  For clarification: "assign" and "transfer" as used in the foregoing sentence are intended to mean conveyances (whether by contract or operation of law) which fully and irrevocably vest in the assignee or transferee exclusively all the rights and obligations being conveyed and fully and irrevocably divest the assignor or transferor of all the rights and obligations being conveyed.  A merger, a sale of a majority or more of the assets, equity interests or voting control, or a transfer by operation of law or pursuant to court order shall be considered a "transfer" under this Section.  Notwithstanding the foregoing: To the extent appropriate under rules and regulations of the NSCC, BNYM may satisfy its obligations with respect to services involving the NSCC through an Affiliate that is a member of the NSCC by delegation or subcontracting; BNYM may assign or transfer this Agreement to an Affiliate or transfer this Agreement in connection with a sale of a majority or more of its assets, equity interests or voting control, provided that BNYM gives the Investment Company thirty (30) days' prior written notice of such assignment or transfer and such assignment or transfer does not impair the Investment Company's receipt of services under this Agreement in any material respect, and the assignee or transferee agrees to be bound by all terms of this Agreement in place of BNYM; and BNYM may subcontract with, hire, engage or otherwise outsource to any third party with respect to the performance of any one or more of the functions, services, duties or obligations of BNYM under this Agreement but any such subcontracting, hiring, engaging or outsourcing shall not relieve BNYM of any of its liabilities hereunder.

18.           Facsimile Signatures; Counterparts.  This Agreement may be executed in one or more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Agreement or of executed signature pages to this Agreement by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Agreement.

19.	Miscellaneous.

(a)           Entire Agreement.  This Agreement, and the related Fee Agreement, embody the final, complete, exclusive and fully integrated record of the agreement of the parties on the subject matter herein and therein and supersedes all prior agreements, understandings, proposals, responses to requests for proposal, memoranda of understanding or memoranda of any other nature, terms sheets, letters of intent and communications of any other nature relating to such subject matter.

(b)           Non-Solicitation.  During the effectiveness of this Agreement and for one year thereafter, the Fund shall not, directly or indirectly, knowingly solicit or recruit for employment or hire, or make a recommendation, or referral or otherwise knowingly assist or facilitate the solicitation or recruitment of any BNYM employee, for employment by any other entity. To "knowingly" solicit, recruit, hire, assist or facilitate, within the meaning of this provision, does not include, and therefore does not prohibit, solicitation, recruitment or hiring of a BNYM employee by another entity if the BNYM employee was identified solely as a result of the BNYM employee's response to a general advertisement in a publication of trade or industry interest or other similar general solicitation.

(c)           Changes That Materially Affect Obligations.  The Fund agrees to provide BNYM with at least 30 days advance written notice of any new or modified feature, policy, operation, parameter or other aspect of the Fund's business that could impact BNYM's provision of the services by requiring revised or new conduct, including without limitation revisions or additions to, or new, Shareholder Materials ("Company

Standards"). To the extent that any service or course of conduct of BNYM provided hereunder is configured or performed as it is at a particular time in whole or in part due to Company Standards, standards imposed by clearing corporations or other industry-wide service bureaus or organizations, or laws, rules, regulations, orders or legal process in effect at such time ("Service Requirements") and BNYM's performance of a service or a course of conduct related thereto in compliance with any new or amended Service Requirement requires BNYM to develop, implement or provide a new or modified service, process, procedure, resource or functionality ("New Service"), BNYM shall be obligated to develop and perform a New Service only in accordance with a written amendment to this Agreement entered into in its discretion. In the event BNYM implements a New Service for the Fund that it may not be obligated to the Fund to perform in accordance with the foregoing sentence but that it develops and implements for clients generally due to a new or revised Service Requirement, BNYM shall be entitled to commercially reasonable fees and reimbursement of reasonable expenses for such development, implementation and performance, or as otherwise mutually agreed by the parties.

(d)           Captions.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e)           Requested Information and  Documentation. The Fund will provide in a timely manner such information and documentation as BNYM may reasonably request in connection with providing services under this Agreement and BNYM will not be liable for any Loss incurred by the Fund due to a failure or delay in providing such information or documentation.

(f)           Governing Law.  This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to its principles of conflicts of law that would apply the law of another jurisdiction.  This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law based on or similar to such Act ("UCITA"), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby.  To the extent UCITA is applicable notwithstanding the foregoing, the parties agree to opt out of the applicability of UCITA pursuant to the "opt out" provisions contained therein. The parties hereby waive any right they may have to trial by jury in any action or proceeding involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Agreement.

(g)           Partial Invalidity.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(h)           Parties in Interest.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to those certain provisions providing for rights of the Custodian or obligations of the Funds with respect to the Custodian, and those certain provisions benefitting affiliates of the parties, this Agreement is not for the benefit of any other person or entity and (ii) there shall be no third party beneficiaries hereof.

(i)           No Representations or Warranties.  Except as expressly provided in this Agreement, BNYM hereby disclaims all representations and warranties, express or implied, made to the Funds or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement.  BNYM disclaims any warranty of title or non-infringement except as expressly set forth in this Agreement.

(j)           Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of BNYM's affiliates are financial institutions, and BNYM may, as a matter of policy, request (or may have already requested) the name, address and taxpayer identification number or other government-issued identification number of the Fund or others, and, if such other is a natural person, that person's date of birth. BNYM may also ask (and may have already asked) for additional identifying information, and BNYM may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(k)           Use of "Fund".  In the event "Fund" as used in this Agreement refers to series of the Investment Company listed on Schedule B, notwithstanding such use, the Investment Company bears to the extent permitted by law all responsibilities, obligations, liabilities and duties of only such series to the extent not performed by such series.

(l)           [reserved - intentionally omitted]

(m)           Requests to Transfer Information to Third Parties.  In the event that the Fund, other than pursuant to a Standard Procedure, whether by Written Instructions, Fund Communications or otherwise, requests or instructs BNYM to send, deliver, mail, transmit or otherwise transfer to a third party which is not a subcontractor of BNYM and which is not the DTCC, NSCC or other SEC-registered clearing corporation, or to make available to such a third party for retrieval from within the BNYM System, any information in the BNYM System:  BNYM may decline to provide the information requested on the terms contained in the request due to legal or regulatory concerns, transmission specifications not supported by BNYM, or other good faith or bona fide business reasons, but will in good faith discuss the request and attempt to accommodate the Fund with respect to the request, and BNYM will not be obligated to act on any such request unless it agrees in writing to the terms of the information transfer.  In the event BNYM so agrees in writing to transfer information or make it available within the BNYM System: the Fund shall pay a reasonable fee for such activities upon being invoiced for same by BNYM; BNYM shall have no liability or duty with respect to such information after it releases the information or makes it available within the BNYM System, as the case may be, provided BNYM does not commit Liable Conduct when executing the express instructions of the written information transfer request; BNYM shall be entitled to the indemnification provided for at Section 12 pursuant to clause (b) in connection with the activities contemplated by any such written information transfer request, including for the avoidance of doubt third party claims; and BNYM may conclusively presume without a duty of independent verification that the Fund has received all applicable third party authorizations.

(n)           Service Indemnifications; Survival.  Any indemnification provided to BNYM by the Fund in connection with any service provided under the Agreement, including by way of illustration and not limitation, indemnifications provided in connection with an Accepted Non-Standard Instruction and indemnifications contained in any agreements regarding an Exception Procedure ("Service Indemnifications"), shall survive any termination of this Agreement. In addition, Sections 4, 5, 7, 10(d), (e), (g) - (i), 11, 12, 19(e), (i), (m), (n) and (s) and provisions necessary to the interpretation of such Sections and any Service Indemnifications and the enforcement of rights conferred by any of the foregoing shall survive any termination of this Agreement.  In the event the Board of the Fund authorizes a liquidation of the Fund or termination of the Agreement, BNYM may require as a condition of any services provided in connection with such liquidation or termination that the Fund make provisions reasonably satisfactory to BNYM for the satisfaction of contingent liabilities outstanding at the time of the liquidation or termination.

(o)           Compliance with Law. Each of BNYM and the Fund agrees to comply in all material respects with the respective laws, rules, regulations and legal process applicable to the operation of its business.  For clarification: With respect to BNYM, the foregoing requires compliance with laws, rules, regulations and legal process applicable to BNYM directly, not derivatively by virtue of providing services to the Fund.  The Fund agrees that BNYM is not obligated to assist the Fund with, or bring the Fund into, compliance with laws, rules, regulations and legal process applicable to the Fund, except where BNYM has expressly agreed to assume such an obligation hereunder and then it is obligated only to perform strictly in accordance with the express terms of the assumed obligation.

(p)           Further Actions.  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

(q)           Enterprise Nature of Services.  Notwithstanding any other provision of this Agreement, in  furnishing the services provided for in this Agreement or any component or segment of such services BNYM may utilize any combination of its own employees, facilities, equipment, systems and other resources and the employees, facilities, equipment, systems and other resources of its Affiliates, including employees, facilities, equipment, systems and other resources shared by BNYM and its Affiliates, and BNYM may satisfy its obligations under this Agreement directly or through Affiliates.  References to employees, facilities, equipment, systems or other resources of BNYM in this Agreement shall mean employees, facilities, equipment, systems or other resources of BNYM and its Affiliates considered collectively.  Notwithstanding the foregoing, nothing in this Section 19(q) shall have the effect of transferring any obligation of BNYM to any other entity, including Affiliates.

(r)           Centralized Functions.  The Bank of New York Mellon Corporation is a global financial organization that includes BNYM and provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the "BNY Mellon Group").  The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the "Centralized Functions") in one or more affiliates, subsidiaries and third-party service providers subject to confidentiality obligations comparable to those provided for herein ("third party service providers").  Solely in connection with the Centralized Functions: (i) the Fund consents to the disclosure of and authorizes BNYM to disclose information regarding the Fund to the BNY Mellon Group and to its third-party service providers, and (ii) BNYM may store the names and business addresses of the Fund's employees on the systems or in the records of the BNY Mellon Group or its third party service providers.

(s)           No Interpretation Against A Party. All parties to the Agreement have had access to and use of legal counsel to the extent each has deemed sufficient and hereby irrevocably and unconditionally waive any claim or defense that this Agreement, or any provision of this Agreement, should be interpreted or construed against a party solely on the basis that the particular party drafted or was responsible for the drafting of the Agreement or a particular provision.

[Remainder Of Page Intentionally Blank - Signatures Appear On Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Sub-Accounting And Administrative Services Agreement to be executed as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.	Trust for Advised Portfolios
On behalf of the Investment Company and each Fund, each in its individual and separate capacity

By: /s/ Christopher Healy	By: /s/ Christopher E. Kashmerick

Name: Christopher Healy	Name: Christopher E. Kashmerick

Title: Managing Director	Title: President

By signing below, Quasar acknowledges that it has no rights or obligations of any nature under this Agreement and is signing this Agreement solely to acknowledge, as the Selling Agent and as a party to the PFS Dealer Agreement, its knowledge and acceptance of the contractual relationship established by this Agreement with respect to the SuRPAS Accounts.

Quasar Distributors, LLC

By: /s/ James R. Schoenike

Name: James R. Schoenike

Title: President

SCHEDULE  A
Definitions
As used in this Agreement:

"1933 Act" means the Securities Act of 1933, as amended.

"1934 Act" means the Securities Exchange Act of 1934, as amended.

 "1940 Act" means the Investment Company Act of 1940, as amended.

"Affiliate" means an entity controlled by, controlling or under common control with the subject entity, with "control" for this purpose defined to mean direct or beneficial ownership of 50% or more of the equity interests of an entity and possession of the power to elect 50% or more of the entity's directors, trustees or similar persons performing policy-making functions.

"Authorized Person" means (i) with respect to the Fund, each individual identified to BNYM as an Authorized Person on the properly completed version of Schedule C most recently provided to BNYM, and (ii) with respect to BNYM, employees designated in writing as authorized to receive facsimile transmissions or emails, or both, as Written Instructions (as provided in the definition of Written Instructions).  Any limitation on the authority of an Authorized Person of the Fund to give Instructions must be expressly set forth in a written document signed by both parties.

"BNY Mellon Bank" means The Bank of New York Mellon, a New York chartered commercial bank and affiliate of BNYM, and its lawful successors and assigns.

"BNYM Trust" means BNY Mellon Investment Servicing Trust Company, an affiliate of BNYM, and its lawful successors and assigns.

"Bona Fide Reason" means a bona fide legal, commercial or business reason including by way of example and not limitation the following:

(i)	the course of conduct is not consistent or compliant with, is in conflict with, or requires a deviation from an Industry Standard or a Written Procedure;

(ii)	the course of conduct is not reasonably necessary or appropriate to or consistent with the services contemplated by this Agreement or constitutes a change to a service;

(iii)	the course of conduct is in conflict or inconsistent with or violates a law, rule, regulation, or order or legal process of any nature;

(iv)	the course of conduct is in conflict or inconsistent with or will violate a provision of this Agreement or constitutes a unilateral amendment of the Agreement;

(v)
the course of conduct imposes on BNYM a risk, cost, liability or obligation not contemplated by this Agreement with potentially adverse consequences to BNYM incurred from sources external to BNYM, including without limitation, for illustration and not limitation: sanction, criticism, fines, penalties, examination comments or special examination of a governmental, regulatory or self-regulatory authority; civil, criminal or regulatory action; a loss or downgrading of membership, participation or access rights or privileges in or to organizations providing common services to the financial services industry; or significant reputational harm.

(vi)           the course of conduct imposes on BNYM a risk, cost, liability or obligation not contemplated by this Agreement related to internal matters, such as, without limitation: imposes costs and expenses on BNYM that are not adequately recovered by payments the Fund indicates it is willing to pay and BNYM reasonably anticipates disputes over invoices; contemplates higher or additional performance standards; adds gain/loss, operational, strategic, compliance or credit risk; requires performance of a course of conduct customarily performed pursuant to a separate service or fee agreement; requires more than an incidental increase in the resources required to provide services to the Fund; or is reasonably likely to result in a diversion of resources or disruption in established work flows, course of operations or functioning of controls;

(vii)
the course of conduct requires technology, personnel with technological expertise, a technology service or product or another resource that is not available on a commercially reasonable basis or constitutes a service or function that is not closely related to services commonly performed by organizations acting as transfer agents, registrars, dividend disbursing agents and shareholder servicing agents to SEC-registered open-end investment companies; or

(viii)
BNYM lacks sufficient information, analysis or legal advice to determine that the conditions in clauses (iii) or (v) do not exist and the Funds and BNYM fail to reach agreement on a reasonable method of paying any expense of obtaining such information.

"Claim" means any claim, demand, suit, action, obligation, liability, suit, controversy, breach, proceeding or allegation of any nature, including any threat of any of the foregoing (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory or forum.

"Code" means: (i) when reference is made to a specific Section of the "Code" - the Internal Revenue Code of 1986, as amended, otherwise (ii) the Internal Revenue Code of 1986, as amended, and the regulations promulgated by the IRS under the Internal Revenue Code of 1986, as amended, and the revenue rulings, revenue procedures, technical advice memorandums, notices and announcements published by the IRS with respect to the Internal Revenue Code of 1986, as amended.

"conduct" or "course of conduct" means a single act, two or more acts, a single instance of an action not being taken or of forbearance given, two or more instances of an action not being taken or of forbearance given, or any combination of the foregoing.

"Deconversion" means the completion of the transfer of Fund data, information and records from the production database and production environment of the Fund in the BNYM System to the production database and production environment of the Fund in the computer system of a successor transfer agency services provider with the intention that on the next occurring business day such successor service provider will perform transfer agency services for the Fund utilizing such transferred data, information and records.

"Dedicated Personnel" means individuals employed by or under contract with BNYM whose primary duty is providing services to or on behalf of the Fund.

"DTCC" means the Depository Trust Clearing Corporation, and its successors and assigns.

"External Research" means consultation with and the written opinions, analysis, research or other work product of third party technical specialists, legal counsel or other advisors, consultants or professionals.

"FinCEN" means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.

"Fund Communication" means any Instruction, direction, notice, instrument, data, file or other information or communication of whatsoever nature BNYM receives, or reasonably believes it received, from the Fund through a communications media of any nature, including without limitation communications media currently existing, such as telephone, facsimile transmission, telegraph, telegram, US Postal Service, personal delivery, private courier, commercial courier, electronic mail (email), private messaging systems, or messaging systems constituting part of an industry utility (such as the NSCC) service, and communications media that may be developed in the future.

"Fund Error" means the Fund or a third party acting on behalf of the Fund or conveying Fund data or information committing an error, furnishing inaccurate, incorrect or incomplete data or information to BNYM or the Custodian or by other act or omission requiring Remediation Services.

"in good order" means in accordance with all applicable requirements set forth in the Written Procedures, including receipt of any required supporting documentation.

"Instructions" means Oral Instructions and Written Instructions considered collectively or individually.

"Intellectual Property Rights" means copyright, patent, trade secret, trademark and any other proprietary or intellectual property rights.

"Internal Research" means consultation with and the written opinions, analysis, research or other work product of (i) individuals employed by or under contract with BNYM who are not Dedicated Personnel, and (ii) individuals who are Dedicated Personnel but the consultation or opinions, analysis, research or other work product is not incidental to the services performed by such individual for the Fund.

"IRS" means the Internal Revenue Service of the U.S. Department of the Treasury.

"Loss" and "Losses" means any one, or any series of related, losses, costs, damages, expenses, awards, judgments, assessments, fines, penalties, payments, reimbursements, adverse consequences, liabilities or obligations of any nature, including without limitation any of the foregoing arising out of any Claim and all costs of litigation or threatened litigation such as but not limited to court costs, costs of counsel, discovery, experts, settlement and investigation.

"Loss Date" means the date of occurrence of the event or circumstance causing a particular Loss, or the date of occurrence of the first event or circumstance in a series of events or circumstances causing a particular Loss.

"NSCC" means the National Securities Clearing Corporation, and its successors and assigns.

"Oral Instruction" means an instruction (i) given to BNYM by voice in person, or in a person-to-person conversation over a telephone connection, by an Authorized Person of the Fund (or by a person reasonably believed by BNYM to be an Authorized Person of the Fund). BNYM may, in its sole discretion in each separate instance, consider and rely upon an instruction it receives from an Authorized Person via electronic mail as an Oral Instruction (unless the electronic mail satisfies the criteria, in the definition of Written Instruction, to constitute a Written Instruction, in which case it will constitute a Written Instruction).

"Portfolio" means each separate subdivision of the Investment Company, whether characterized or structured as a portfolio, tier, series or otherwise, but excludes classes unless for purposes of Sections 18(f)(1) and 18(f)(2) of the 1940 Act and Rules 18f-2 and 18f-3 promulgated by the SEC under the 1940 Act the class must be provided with rights and liabilities separate and distinct from all other subdivisions of a Fund..

"Remediation Services" means the additional services required to be provided hereunder by BNYM or the Custodian in connection with a Fund Error in order to correct, remediate, adjust, reprocess, repeat, reverse or otherwise modify conduct previously taken in accordance with the Agreement to achieve the outcome originally intended by the previous conduct.

"Research" means either or both of External Research and Internal Research.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Laws" means the 1933 Act, the 1934 Act and the 1940 Act.

"Services" means the services described in Section 3 and Schedule C of the Agreement.

"Service Effective Date" means the date following the completion of all implementation services, in the case of a Fund that is a new start-up Fund, or the date following the completion of all conversion services, in the case of Fund that BNYM will be providing services to as a successor service provider, that the first live transaction is processed by the BNYM System for a public customer of the particular Fund on a production basis.

"Shareholder Materials" means the Fund's prospectus, statement of additional information and any other materials relating to the Fund provided to Fund shareholders by the Fund.

"Written Instruction" means:

(1)           a written instruction (i) which is a Standard Instruction, or if not a Standard Instruction, then an Accepted Non-Standard Instruction, (ii) which is signed by an Authorized Person of the Fund (or a person reasonably believed by BNYM to be an Authorized Person of the Fund), (iii) which is agreed to in writing by BNYM on the instrument containing the written instructions, if such signature is required by BNYM as part of a Standard Form, (iv) which is addressed to and received by BNYM, and (iv) which is delivered by (A) hand (personally by the signing Authorized Person or by a third party providing confirmation of receipt), (B) private messenger, U.S. Postal Service or overnight national courier which provides confirmation of receipt with respect to the particular delivery signed by the receiving party, or (C) facsimile sending device which provides automatic confirmation of the standard details of receipt if the facsimile transmission is sent to an Authorized Person of BNYM or to the Relationship Manager or Customer Service Officer of BNYM;

(2)           trade instructions transmitted to and received by BNYM by means of an electronic transaction reporting system which requires use of a password or other authorized identifier in order to gain access; and

(3)           electronic mail or "email" sent by an Authorized Person of the Fund to, and acknowledged by, an Authorized Person of BNYM.

"Written Procedures" means, collectively, Standard Procedures and Exception Procedures.

SCHEDULE  B

(Dated: November 7, 2014)

THIS SCHEDULE B is Schedule B to the Sub-Accounting And Administrative Services Agreement, dated as of November 7, 2014, between BNY Mellon Investment Servicing (US) Inc., Quasar Distributors, LLC and Trust for Advised Portfolios (the "Investment Company") on its own behalf and on behalf of the following series of the Investment Company:

1919 Financial Services Fund
1919 Socially Responsive Balanced Fund
1919 Variable Socially Responsive Balanced Fund
1919 Maryland Tax-Free Income Fund

SCHEDULE  C

Authorized Persons (All Funds)

Each of the following individuals is an "Authorized Person" of each "Fund", as those terms are defined and used in the Sub-Accounting And Administrative Services Agreement, dated as of November 7, 2014, by and between BNY Mellon Investment Servicing (US) Inc., Trust for Advised Portfolios (the "Investment Company") on its own behalf and on behalf of each Fund, and Quasar Distributors, LLC.

Names:

________________________________________________

________________________________________________

________________________________________________

________________________________________________

________________________________________________

________________________________________________

________________________________________________

________________________________________________

________________________________________________

Terms not specifically defined in this Schedule C shall have the meaning ascribed elsewhere in the Agreement.

BNYM may at all times rely on the most recently dated Schedule C.   For clarification: this means that BNYM will at all times and under all circumstances rely on and use a properly completed Schedule C until it is replaced by a properly completed Schedule C bearing a later date.  A Schedule C will take effect on the date signed by BNYM.

For clarification: BNYM is not obligated to verify signatures nor issue nor require any security IDs, passwords or other security codes in connection with its interaction with Authorized Persons in such capacity.

On Behalf of the Investment Company and	Acknowledged and accepted:
each Fund, each in its individual and separate capacity:	BNY Mellon Investment Servicing (US) Inc.

By: /s/ Christopher E. Kashmerick	By: /s/ Christopher Healy
Name: Christopher E. Kashmerick	Name: Christopher Healy
Title: President	Title: Managing Director
Date: 11/7/14	Date: 11/7/14

Acknowledged and accepted:

Quasar Distributors, LLC

By: /s/ James R. Schoenike

Name: James R. Schoenike

Title: President

Date:  11/7/14